--------------------------------------


            AMENDED AND RESTATED INDENTURE OF MORTGAGE
                     Dated as of May 29, 1992

              -------------------------------------



                     TRUMP'S CASTLE ASSOCIATES
                 a New Jersey general partnership,

                         as the Mortgagor,

                                and

                     MIDLANTIC NATIONAL BANK,

                         as the Mortgagee

 =======================================================================







Prepared by:  _________________________
              Ira A. Rosenberg, Esq.
              Sills Cummis Zuckerman Radin
                 Tischman Epstein & Gross, P.A.
              One Riverfront Plaza
              Newark, New Jersey 07102
              (201) 643-7000

                         TABLE OF CONTENTS

                                                              PAGE

                            ARTICLE ONE

                DEFINITIONS AND OTHER PROVISIONS OF
                        GENERAL APPLICATION

     Section 1.01.  Definitions. . . . . . . . . . . . . . . .   9
     Section 1.02.  Notices, etc., to Mortgagee and
                    Mortgagor. . . . . . . . . . . . . . . . .  16
     Section 1.04.  Compliance Certificates and Opinions.. . .  18
     Section 1.05.  Effect of Recitals, Headings and Table of
                    Contents.
     Section 1.06.  Successors and Assigns; Amendments.. . . .  19
     Section 1.07.  Separability Clause. . . . . . . . . . . .  19
     Section 1.08.  Benefits of Mortgage.. . . . . . . . . . .  19
     Section 1.09.  Governing Law. . . . . . . . . . . . . . .  20
     Section 1.10.  Limitation on Liability. . . . . . . . . .  20
     Section 1.11.  Provisions Required by Credit Agreement. .  21
     Section 1.12.  Rights of Mortgagee. . . . . . . . . . . .  21
     Section 1.13.  Mortgage Subject to the Provisions of the
                    Act. . . . . . . . . . . . . . . . . . . .  22
     Section 1.14.  Discharge of Lien. . . . . . . . . . . . .  22
     Section 1.15.  General Application. . . . . . . . . . . .  22
     Section 1.16.  Mortgage as Security Agreement and
                    Financing Statement; Application.. . . . .  23

                            ARTICLE TWO

                 RELEASE; OTHER EXCEPTED PROPERTY

     Section 2.01.  Possession by Mortgagor; Dispositions
                    Without Release. . . . . . . . . . . . . .  23
     Section 2.02.  Obsolete Property; Tangible Personal
                    Property Lease Modifications;
                    Conveyances. . . . . . . . . . . . . . . .  23
     Section 2.03.  Released Land. . . . . . . . . . . . . . .  25
     Section 2.04.  Other Excepted Property. . . . . . . . . .  27

                           ARTICLE THREE

                             REMEDIES

     Section 3.01.  Events of Default. . . . . . . . . . . . .  28
     Section 3.02.  Acceleration of Maturity; Rescission and
                    Annulment.
     Section 3.03.  Application of Moneys Received by
                    Mortgagee. . . . . . . . . . . . . . . . .  28

     Section 3.04.  Restoration of Rights and Remedies.. . . .  29


                               (i)

     Section 3.05.  Rights and Remedies Cumulative.. . . . . .  29
     Section 3.06.  Delay or omission Not Waiver.. . . . . . .  29
     Section 3.07.  Undertaking for Costs. . . . . . . . . . .  29
     Section 3.08.  Waiver of Appraisement and Other Laws. . .  30
     Section 3.09.  Entry. . . . . . . . . . . . . . . . . . .  30
     Section 3.10.  Power of Sale; Suits for Enforcement.. . .  31
     Section 3.11.  Incidents of Sale. . . . . . . . . . . . .  31
     Section 3.12.  Receiver.. . . . . . . . . . . . . . . . .  32
     Section 3.13.  {RESERVED} . . . . . . . . . . . . . . . .  32
     Section 3.14.  {RESERVED} . . . . . . . . . . . . . . . .  33

                           ARTICLE FOUR

                CONSOLIDATION, MERGER, CONVEYANCE,
                         TRANSFER OR LEASE

     Section 4.01.  Consolidation, Merger, Conveyance or
                    Transfer only on Certain Terms.. . . . . .  33
     Section 4.02.  Successor Entity Substituted.. . . . . . .  33

                           ARTICLE FIVE

                   COVENANTS AND REPRESENTATIONS

     Section 5.01.  Payment of Principal and Interest. . . . .  33
     Section 5.02.  {RESERVED} . . . . . . . . . . . . . . . .  33
     Section 5.03.  {RESERVED} . . . . . . . . . . . . . . . .  33
     Section 5.04.  {RESERVED} . . . . . . . . . . . . . . . .  33
     Section 5.05.  Actions and Proceedings. . . . . . . . . .  33
     Section 5.06.  Warranty of Title. . . . . . . . . . . . .  34
     Section 5.07.  After-Acquired Property; Further
                    Assurances; Recording. . . . . . . . . . .  35
     Section 5.08. Payment of Taxes and Certain Claims; Maintenance of Properties; Compliance
                    with Legal Requirements and Insurance
                    Requirements.
     Section 5.09.  Permitted Contests.. . . . . . . . . . . .  38
     Section 5.10.  {RESERVED} . . . . . . . . . . . . . . . .  39
     Section 5.11.  To Insure. . . . . . . . . . . . . . . . .  39
     Section 5.12. Limitations on Building Demolition, Alterations, Improvements and New
                    Construction.. . . . . . . . . . . . . . .  46
     Section 5.13.  Leases.. . . . . . . . . . . . . . . . . .  48
     Section 5.14.  Compliance Certificates. . . . . . . . . .  50
     Section 5.15.  {RESERVED} . . . . . . . . . . . . . . . .  50
     Section 5.16.  {RESERVED} . . . . . . . . . . . . . . . .  50
     Section 5.17.  Advances by Mortgagee. . . . . . . . . . .  50
     Section 5.18.  {RESERVED} . . . . . . . . . . . . . . . .  51
     Section 5.19.  {RESERVED} . . . . . . . . . . . . . . . .  51
     Section 5.20.  Eminent Domain.. . . . . . . . . . . . . .  51

                               (ii)

            AMENDED AND RESTATED INDENTURE OF MORTGAGE


     AMENDED AND RESTATED INDENTURE OF MORTGAGE, dated as of
May 29, 1992 between TRUMP'S CASTLE ASSOCIATES, a New Jersey general partnership which is the successor to Trump's Castle Associates Limited Partnership, a New Jersey limited partnership (the "Mortgagor"), and MIDLANTIC NATIONAL BANK, a national banking association (the "Mortgagee").


                            WITNESSETH:

     WHEREAS, the Mortgagor, the Mortgagee and Trump's Castle Funding, Inc. ("Funding") entered into a Credit Agreement dated February 16, 1988 (the "1988 Credit Agreement") pursuant to which Mortgagee made a construction loan to the Borrower in the principal amount of up to $50,000,000, which construction loan was subsequently converted pursuant to the 1988 Credit Agreement into a term loan in the principal amount of $50,000,000, evidenced by a term Note dated August 15, 1990 (the "Original Term Note"); and

     WHEREAS, the Mortgagor and the Mortgagee entered into an Indenture of Mortgage dated as of February 16, 1988, filed for recordation in Atlantic County, New Jersey on February 16, 1988 and recorded in Mortgage Book 3840 commencing at page 98 (the "1988 Mortgage"; and the 1988 Mortgage, as amended and restated hereby and as the same may from time to time hereinafter be amended, supplemented or otherwise modified is hereinafter referred to as the "Mortgage"); and

     WHEREAS, the 1988 Mortgage secured, among other obligations,
(i) the payment of the principal amount of the Original Term Note and all renewals, extensions, and modifications thereof, (ii) the payment of interest (including interest on all overdue principal) due under the provisions of the Original Term Note, (iii) the payment by the Mortgagor to the Mortgagee of all sums expended or advanced by the Mortgagee pursuant to any term or provision of the 1988 Mortgage, (iv) the performance of each covenant, term, condition and agreement of the Mortgagor in the 1988 Mortgage, the Original Term Note or the 1988 Credit Agreement contained, (v) all costs and expenses, including reasonable counsel fees and expenses which may arise in respect of the 1988 Credit Agreement, the Original Term Note and the 1988 Mortgage or in respect of the obligations secured by any thereof and (vi) the performance and observance of all of the provisions contained in the 1988 Mortgage; and


                               (1)

     WHEREAS, as security, in addition to the Mortgage, for the payment and performance of the obligations described above, the Mortgagor also entered into, among other security instruments,
(i) a certain Assignment of Operating Assets dated as of February 16, 1988, filed for recordation in Atlantic County, New Jersey on February 18, 1988 in Mortgage Book 3840 commencing at page 175, (ii) a certain Assignment of Leases and Rents dated as of February 16, 1988, filed for recordation in Atlantic County, New Jersey on February 18, 1988 in Mortgage Book 4630 commencing at page 293, and (iii) various financing statements executed by the Mortgagor, as debtor (such security instruments, each as in effect on the date hereof, being hereinafter referred to collectively as the "Other 1988 Security Documents"); and

     WHEREAS, a joint plan of reorganization of the Mortgagor, Funding and certain affiliates thereof (the ("Plan") has been confirmed by entry of the final order of the United States Bankruptcy Court for the District of New Jersey under its Case Nos. 92-11191, 92-11192 and 92-11193 pursuant to Section 1129 of the United States Bankruptcy Code; and

     WHEREAS, in connection with the Plan, (i) the Mortgagor and the Mortgagee have entered into the Credit Agreement (as hereinafter defined), which Credit Agreement amends and restates the 1988 Credit Agreement, (ii) the Mortgagor has issued to the Mortgagee an Amended and Restated Term Note of even date herewith in the principal amount of $38,000,000, bearing interest and being payable as therein set forth (as the same may from time to time be amended, supplemented, or otherwise modified, including by way of substitution pursuant to Section 2.03 of the Credit Agreement, the "Note") which Note amends, restates and renews the Original Term Note and has been executed and delivered by the Mortgagor and Funding in substitution therefor, but not in payment, satisfaction or cancellation of the indebtedness outstanding thereunder, and
(iii) the Mortgagor and the Mortgagee have entered into and have agreed to have recorded in the appropriate public records of Atlantic County, New Jersey this Amended and Restated Indenture of Mortgage in order, among other things, to reflect their intention that the liens, security interests and assignments evidenced by the 1988 Mortgage and the Other 1988 Security Documents continue, as amended and restated hereby and by various other documents being executed contemporaneously herewith, as valid and subsisting first priority liens, security interests and assignments against, in and to the Trust Estate (as hereinafter defined), senior (and not pari passu or subordinate) to the liens, security interests and assignments granted and made to the Trustee (and its predecessor trustee) pursuant to the Indenture Documents (as hereinafter defined) against, in and to the Trust Estate;

                               (2)

     NOW THEREFORE, in consideration of the foregoing and $10.00 in hand paid by the Mortgagee to the Mortgagor and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure (i) the payment of the principal amount of the Note in lawful money of the United States to be paid in accordance with the provisions thereof (including all renewals, extensions, and modifications of the Note) all of which are hereby made an integral part hereof as though set forth at length herein, (ii) payment of interest (including interest on all overdue principal) becoming due under the provisions of the Note, (iii) payment by the Mortgagor to the Mortgagee of all sums expended or advanced by the Mortgagee pursuant to any term or provision of this Mortgage, (iv) performance of each covenant, term, condition and agreement of the Mortgagor herein, in the Note or in the Credit Agreement contained, (v) all costs and expenses, including reasonable counsel fees and expenses as provided in
Section 3.07, which may arise in respect of the Credit Agreement, the Note and this Mortgage or of the obligations secured hereby, and (vi) performance and observance of all of the provisions herein contained, the Mortgagor has executed and delivered this Amended and Restated Indenture of Mortgage, thereby amending and restating the 1988 Mortgage to read in its entirety as hereinafter set forth and to become the Mortgage represented hereby, and has bargained, sold, alienated, released, conveyed and confirmed unto the Mortgagee and its successors hereunder and assigns forever, all of its right, title and interest in, to and under any of the following described property:


                         GRANTING CLAUSES

                       GRANTING CLAUSE FIRST

     All the property, rights, title, interest, privileges and franchises particularly described in annexed Schedule 1 (the "Owned Land"), which Schedule is hereby made a part of, and deemed to be described in, this Granting Clause as fully as if set forth in this Granting Clause at length.


                      GRANTING CLAUSE SECOND

     All the rents, issues, profits, revenues and other income and proceeds of the property subjected or required to be subjected to the lien of this Mortgage, including, without limitation, the property described in Granting Clauses First and Fifth (said property is hereinafter collectively referred to as the "Premises"), and all the estate, right, title and interest of every nature whatsoever of the Mortgagor in and to the same and every part thereof.

                               (3)

                       GRANTING CLAUSE THIRD

     All of the rights of lessor under the Leases in effect on the date of execution of this Mortgage or hereinafter entered into by the Mortgagor, if any, including extensions, renewals or amendments of all of the same, and the immediate and continuing right as security in accordance with an Amended and Restated Assignment of Leases and Rents of even date herewith between the Mortgagor and the Mortgagee, and, after the occurrence of an Event of Default, to make claim for, collect, receive and receipt for (and to apply the same as provided herein) any and all rents, income, revenues, issues, profits, security and other sums of money payable or receivable thereunder or pursuant thereto, and all proceeds thereof, whether payable as rent, insurance proceeds, condemnation awards, security or otherwise and whether payable prior to or subsequent to the maturity date of the Note, to receive and give notices and consents thereunder, to bring actions and proceedings thereunder or for the enforcement thereof, to make waivers and agreements, to take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of any proceedings at law or in equity as shall be permitted by any provision of any Lease, and to do any and all things which the Mortgagor or any lessor is or may become entitled to do under the Leases; provided, that the assignment made by this Granting Clause Third shall not impair or diminish any obligation of the Mortgagor under the Leases, nor shall any such obligation be imposed upon the Mortgagee.


                      GRANTING CLAUSE FOURTH

     Without limiting the generality of the provisions of Granting Clause Second, the Mortgagor's rights, privileges and franchises in and to the following, to the extent of the Mortgagor's interest therein and thereto and to the extent assignable (collectively, "Operating Assets"):

     (a) bookings for the use of guest rooms, banquet facilities and meeting rooms at the Casino-Hotel;

     (b) all contracts respecting utility services for, and the maintenance, operations or equipping of the Premises, including guaranties and warranties relating thereto;

     (c)  the Roadway Improvement Contracts;

     (d)  the Permits;

                               (4)

     (e) all contract rights, leases, concessions, trademarks, logos, copyrights, warranties and other items of intangible personal property relating to the ownership or operation of the Casino-Hotel, including, without limitation, (1) any rights against Hilton under the Mortgagor's contracts with Hilton pertaining to the Casino-Hotel, (2) telephone and other communication numbers, (3) all software licensing agreements as are required to operate computer software systems at the Casino-Hotel and books and records relating to the software programs and (4) lessee's interest under leases of Tangible Personal Property;

     (f) all agreements entered into by or on behalf of the Mortgagor or by Hilton, as the Mortgagor's predecessor in interest in the Casino-Hotel, which have been assigned to the Mortgagor, for the design and construction, and for the equipping and furnishing, of the Casino-Hotel, including architect's agreements, engineering agreements, construction contracts, consulting agreements and agreements or purchase orders for all items of Tangible Personal Property and payment and performance bonds in favor of the Mortgagor in connection with the Trust Estate (and all warranties and guaranties thereunder and warranties and guaranties of any subcontractor and bond issued in connection with the Trust Estate (and all warranties and guaranties thereunder and warranties and guaranties of any subcontractor and bond issued in connection with the work to be performed by any subcontractor);

     (g)  the following personal property (the "Tangible
Personal Property") now or hereafter acquired by the Mortgagor:

          (i) all furniture, furnishings, equipment, machinery, apparatus, appliances, fixtures and fittings and other articles of tangible personal property which are, or are to be located on, or used in connection with the operation of, the Casino-Hotel;

          (ii) all slot machines, electronic gaming devices, crap tables, blackjack tables, roulette tables, baccarat tables and big six wheels, located or to be located in the Casino-Hotel, and all furnishings and equipment to be used in connection with the operation thereof;

          (iii) all cards, dice, gaming chips and plaques, tokens, chip racks, dealing shoes, dice cups, dice sticks, layouts, paddles, roulette balls and other consumable supplies and items to be used in connection with the gaming operations of the Casino-Hotel;

          (iv) all china, glassware, linens, silverware and uniforms, whether in use or held in reserve storage for future use, in connection with the operation of the

                               (5)

     Casino-Hotel, which are on hand or on order whether stored on-site or off-site;

          (v) all consumables and operating supplies of every kind and nature for use in all of the operating departments of the Casino-Hotel, including, without limitation, accounting supplies, guest supplies, forms, printing, stationery, food and beverage stock, bar supplies, laundry supplies and brochures to existing purchase orders;

          (vi) all sets and scenery, costumes, props and other items of tangible personal property on hand or on order for use in the production of shows in the showroom of the Casino-Hotel; and

          (vii) all cars, limousines, vans, buses, trucks and other vehicles owned or leased by the Mortgagor for use in Casino-Hotel operations;

     (h) all drawings, designs, plans and specifications prepared by the architects, interior designers, landscape designers and any other consultants for the development of the Premises, as amended from time to time;

     (i) any administrative and judicial proceedings initiated by Hilton or the Mortgagor, or in which Hilton or the Mortgager has intervened, concerning the Casino-Hotel and agreements, if any, which are the subject matter of such proceedings;

     (j) any licenses held by the Mortgagor for the use of the production "City Lites"; and

     (k) the license agreements dated as of June 17, 1985 between Hilton and the Mortgagor, described in Schedule 3.

     Provided, that the assignment made by this Granting Clause
Fourth shall not impair or diminish any obligation of the Mortgager with respect to the Operating Assets, nor shall any such obligation be imposed on the Mortgagee.


                       GRANTING CLAUSE FIFTH

     (a) All of the Mortgagor's right, title and interest in and to all buildings and improvements of every kind and description now or hereafter erected or placed on the Owned Land or on any other land hereafter acquired by the Mortgagor and all fixtures and articles of personal property now or hereafter attached to or contained in and used in connection with such buildings and improvements, including, but limited to, all apparatus, furniture, furnishings, machinery, motors, elevators, fittings, radiators,

                               (6)
cooking ranges, ice boxes, mechanical refrigerators, awnings, shades, screens, office equipment and other furnishings, and all plumbing, heating, lighting, cooking, laundry, ventilating, incinerating, air-conditioning and sprinkler equipment and fixtures and appurtenances thereto; and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Owned Land, any other land hereafter acquired by Mortgagor and any such buildings and improvements thereon in any manner, and to the extent the grant of a security interest in any portion of the Trust Estate is governed by the Uniform Commercial Code, this Mortgage is hereby deemed to be and is as well a security agreement under said Code for the purpose of creating hereby a security interest in all of the Mortgagor's right, title and interest in and to said property, securing the said obligations, for the benefit of the Mortgagee;

     (b) All other property, real, personal or mixed (other than Excepted Property), of every kind and description and wheresoever situate, now owned or which may be hereafter acquired by the Mortgagor, it being the intention hereof that all property, rights, privileges and franchises now owned by the Mortgagor or acquired by the Mortgagor after the date hereof (other than Excepted Property) shall be as fully embraced within and subjected to the lien hereof as if such property were specifically described herein; and

     (c) All of Mortgagor's right, title and interest in and to the Leasehold Property and the Pedestrian Bridge Easement (as defined below).

                             *   *   *

     TOGETHER with all of the Mortgagor's right, title and interest in and to all mineral and water rights and any title or reversion, in and to the beds of the ways, streets, avenues and alleys adjoining the Premises to the center line thereof and in and to all strips, gaps and gores adjoining the premises on all sides thereof; and

     TOGETHER with all of the Mortgagor's right, title and interest to and singular the tenements, hereditaments, easements, appurtenances, passages, waters, water courses, riparian rights, other rights, liberties and privileges thereof or in any way now or hereafter appertaining to the Premises, including any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof; and

                               (7)

     TOGETHER with all awards and other compensation heretofore or hereafter to be made to the present and all subsequent owners of the Trust Estate for any taking by eminent domain, either permanent or temporary, of all or any part of the said Trust Estate or any easement or appurtenances thereof, including severance and consequential damage and change in grade of streets, all in accordance with and subject to the provisions of
Section 5.20; and

     TOGETHER with all proceeds of any unearned premiums on any insurance policies described in Section 5.11, and the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, for damage to the Trust Estate or otherwise, all in accordance with and subject to the provisions of Section 5.11; and

     TOGETHER with all proceeds of every kind and nature, and all products of every kind and nature, of any of the foregoing property, rights, title, interests, privileges, franchises and other assets described in Granting Clauses First through Fifth or in any of the other clauses thereafter.

     The foregoing shall include, whether or not specifically identified in one or more instances, all such property, rights, title, interests, privileges, franchises and other assets now owned and/or hereafter existing.

     EXCLUDING, with respect to all of the hereinabove granted property, rights, title, interest, privileges and franchises, the Excepted Property.

     TO HAVE AND TO HOLD all said Premises, property, rights, privileges, franchises and assets of every kind and description, real, personal or mixed, hereby and hereafter granted, bargained, sold, alienated, assigned, transferred, hypothecated, pledged, released, conveyed, mortgaged or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining (said Premises, leases, Operating Assets, properties, rights, privileges, franchises and assets, being herein collectively called the "Trust Estate") unto the Mortgagee and its successors and assigns forever.

     SUBJECT, HOWEVER, on the date hereof, to Existing
Encumbrances and, after the date hereof, to Permitted Senior
Encumbrances.

     UPON CONDITION that, until the happening of an Event of Default which has not been cured as provided in Section 3.1 of the Intercreditor Agreement and subject to provisions of Article Two, the Mortgagor shall be permitted to possess and use the Trust Estate, and to receive and use the rents, issues, profits, revenues and other income of the Trust Estate.

                               (8)

     AND IT IS HEREBY COVENANTED AND DECLARED that the Trust Estate is to be held and applied by the Mortgagee, subject to the further covenants, conditions and trusts hereinafter set forth, and the Mortgagor does hereby covenant and agree to and with the Mortgagee, as follows:


                            ARTICLE ONE

                DEFINITIONS AND OTHER PROVISIONS OF
                        GENERAL APPLICATION


Section 1.01.  Definitions.

     For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

     (b) all accounting terms otherwise defined herein have the meaning assigned to them, and all computations herein provided for shall be made in accordance with generally accepted accounting principles consistently applied; and

     (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision.

     "Accountant" has the meaning stated in Section 1.01 of the Credit Agreement.

     "Affiliate" has the meaning stated in Section 1.01 of the Credit Agreement.

     "Alterations" has the meaning stated in Section 5.12.

     "Appraised Value" means the average of the respective fair market values of the Casino-Hotel determined separately by two Independent Appraisers on the basis of the valuation methodology that such Appraisers shall deem appropriate, provided that such Appraisers shall take into account, without limitation, the capitalized cash flow of the Borrower and the replacement cost (net of depreciation taken) of the Casino-Hotel in determining Appraised Value, and further provided that the value of the Casino-Hotel shall not include the value of any furniture, fixtures and equipment therein to the extent of the Indebtedness secured by any F,F&E Financing Agreements with respect thereto nor of any Excepted Property.

                               (9)

     "Appraiser" means an MAI appraiser (i.e., a member in good standing of the American Institute of Real Estate Appraisers) who is (i) of recognized standing among appraisers of properties similar to the Casino-Hotel and (ii) experienced in the appraisals of properties of a similar size and scope to that of the Casino-Hotel, selected by the Mortgagor.

     "Architect" means an Independent Person licensed as an architect in the State of New Jersey selected by the Mortgagor.

     "Business Day" has the meaning stated in Section 1.01 of the Credit Agreement.

     "Casino" means that portion of the Casino-Hotel used for gaming and related activities.

     "Casino-Hotel" means the casino and hotel complex and ancillary structures and facilities located on the Premises and furniture, fixtures and equipment at any time contained therein.

     "Casualty" means any act or occurrence, of any kind or nature which results in damage, loss or destruction to any building or improvements on the Premises and/or Tangible Personal Property.

     "Certificate of Appraised Value" means the certificate of two Independent Appraisers stating the Appraised Value.

     "Combination Transaction" has the meaning stated in
Section 10.01 of the Credit Agreement.

     "Credit Agreement" means that certain Amended and Restated Credit Agreement of even date herewith among the Mortgagor, as borrower, Funding, as guarantor, and the Mortgagee, as lender, as it may from time to time be amended, supplemented or otherwise modified from time to time by one or more agreements or other instruments supplemental thereto entered into pursuant to the applicable provisions thereof.

     "Default" means the occurrence and continuance of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default.

     "Event of Default" has the meaning stated in Section 7.01 of the Credit Agreement. An Event of Default shall "exist" if an
Event of Default shall have occurred and be continuing.

     "Excepted Property" means:

     (1) the personal property owned by lessees under Leases and the personal property of any guests staying in the Hotel; and


                               (10)

     (2) any property deemed to be Excepted Property pursuant to the provisions of Section 2.04 hereof.

     "Existing Encumbrances" means the matters set forth in
Schedule 4.

     "F,F&E Financing Agreement" means a written agreement creating a purchase money lien upon any Tangible Personal Property and other items constituting Operating Assets, such as computer software, which are financed, purchased or leased by the Mortgagor; provided that, the principal amount of the indebtedness secured by such lien shall not exceed 75% of the cost to the Mortgagor of such property at the time of acquisition.

     "First Mortgage Debt" means the Indebtedness of the Mortgagor under the Credit Agreement, Note and the other Lending Documents, which Indebtedness is secured by a first priority lien on the Trust Estate.

     "Funding" has the meaning stated in the Recitals.

     "General Partner" means a general partner of the Mortgagor.

     "Hilton" means Hilton Hotels Corporation.

     "Hotel" means that portion of the Casino-Hotel not included within the Casino.

     "Impositions" has the meaning stated in Section 5.08.

     "Indebtedness" has the meaning stated in Section 1.01 of the Credit Agreement.

     "Indenture Documents" has the meaning stated in Section 1.01 of the Credit Agreement.

     "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Mortgagor or in any other obligor upon the Note or in any Affiliate of the Mortgagor or of such other obligor and (c) is not connected with the Mortgagor or such other obligor or any Affiliate of the Mortgagor or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that an independent Person's opinion or certificate shall be furnished by the Mortgagee, such Person shall be appointed by a Mortgagor Order, and such opinion or certificate shall state that signer has read this definition and that the signer is Independent within the meaning thereof. A Person who is performing or who has performed services as an independent

                               (11)
contractor to any specified Person shall not be considered not Independent merely by reason of the fact that such Person is performing or has performed such services.

     "Insurance Amount" has the meaning stated in
Section 5.11(a)(1).

     "Insurance Requirements" means all terms of any insurance policy covering or applicable to the Trust Estate or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Trust Estate or any part thereof or any use or condition of the Trust Estate or any part thereof.

     "Insurance Trustee" means the Mortgagee or, if the Mortgagee so elects, any bank, trust company or insurance company with net worth in excess of $100,000,000, designated by the Mortgagee.

     "Insurer" means either the insurers currently providing coverages, which carriers are admitted in New Jersey, or, upon renewal of the coverages in force on the date hereof, an insurance company or companies authorized to issue insurance in the State of New Jersey selected by the Mortgagor and reasonably satisfactory to each of the Mortgagee and the Trustee.

     "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date hereof between the Mortgagee and the Trustee, as from time to time in effect.

     "Lease" means each lease of any spaces in any building or buildings, an interest in which building or buildings constitutes a part of the Trust Estate, including every agreement relating thereto or entered into in connection therewith and every guaranty of the performance and observance of the covenants, conditions and agreements to be performed by the lessee under any lease.

     "Leasehold Property" means all rights now or hereafter vested in Mortgagor as a tenant under any lease or other arrangement for occupancy of real property, including but not limited to Mortgagor's leasehold estate in and to the Marina (as such capitalized term is defined in the Marina Lease) and all other interests and privileges granted to Mortgagor pursuant to the Marina Lease.

     "Legal Requirements" means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements (including, without limitation, the New Jersey Environment Cleanup Responsibility Act and the New Jersey Spill Compensation and Control Act of 1976) of all governments,

                               (12)
departments, commissions, boards, courts, authorities, agencies, officials and officers, of governments, federal, state and municipal (including, without limitation, the New Jersey Department of Environmental Protection, the Atlantic City Bureau of Investigations, Division of Gaming Enforcement of the State of New Jersey and the Casino Control Commission of the State of New Jersey), foreseen or unforeseen, ordinary or extraordinary, which now is or at any time hereafter becomes applicable to the Trust Estate or any part thereof, or any of the adjoining sidewalks, or the use of the Casino-Hotel as a gaming or gambling facility or any other use or condition of the Trust Estate or any part thereof.

     "Lending Documents" has the meaning stated in Section 1.01 of the Credit Agreement.

     "Management Agreement" has the meaning stated in Section 1.01 of the Credit Agreement.

     "Managing Partner" has the meaning stated in Section 1.01 of the Credit Agreement.

     "Marina Lease" means the lease agreement made September 1, 1990 between the State of New Jersey, as landlord, and Mortgagor, as tenant, respecting property known as the Senator Frank S. Farley State Marina, Atlantic City, New Jersey, being designated as a portion of Block B-4, Lot 11 on the tax map of the City of Atlantic City, Atlantic County, New Jersey, as more particularly described on Schedule A appended hereto and made a part hereof, together with all amendments, restatements and renewals of said lease agreement.

     "Maturity" when used with respect to the Note means the date on which the principal (or any portion thereof) of the Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or prepayment or otherwise.

     "Mortgage" has the meaning stated in the Recitals.

     "Mortgage Debt" has the meaning stated in Section 1.01 of the Credit Agreement.

     "Mortgage Documents" has the meaning stated in Section 1.01 of the Credit Agreement.

     "Mortgagee" means the Person named as the "Mortgagee" in the first paragraph of this instrument.

                               (13)

     "Mortgagor" means the Person named as the "Mortgagor" in the first paragraph of this instrument until a successor entity shall have become such pursuant to the applicable provisions of this Mortgage, and thereafter, except to the extent otherwise contemplated by Section 4.02, "Mortgagor" shall mean such successor entity exclusively.

     "Mortgagor Consent," "Mortgagor Order" and "Mortgagor
Request" mean, respectively, a written consent, order or request signed with a Partnership Signature and delivered to the Mortgagee.

     "Note" has the meaning stated in the Recitals, and shall include any replacement Note issued pursuant to Section 2.03 of the Credit Agreement.

     "Notices" has the meaning stated in Section 1.02.

     "Officer" means any Person authorized to execute a Partnership Signature.

     "Officers' Certificate" means a certificate signed with a Partnership Signature and delivered to the Mortgagee. Whenever this Mortgage requires that an Officers' Certificate be signed also by an Architect or an Accountant or other expert, such Architect, Accountant or other expert may (except as otherwise expressly provided in this Mortgage) be in the employ of the Mortgagor.

     "1988 Credit Agreement" has the meaning stated in the Recitals.

     "1988 Mortgage" has the meaning stated in the Recitals.

     "Operating Assets" has the meaning stated in Granting
Clause Fourth.

     "Opinion of Counsel" means a written opinion of counsel who may (except as otherwise expressly provided in this Mortgage) be an employee of the Mortgagor or of an Affiliate of the Mort-gagor.

     "Other 1988 Security Documents" has the meaning stated in the Recitals.

     "Original Policy" means the ALTA Loan Policies of Title issued by Lawyers Title Insurance Company, Commonwealth Land Title Insurance Company, Title Insurance Company of Minnesota, Security and Title Guaranty Company and First American Title Insurance Company pursuant to Title Commitment #NJLT 10171 redated the date hereof.

                               (14)

     "Owned Land" has the meaning stated in Granting Clause First.

     "Partnership Signature" means the signature of the Managing
Partner or, if the Managing Partner is a corporation, the signature of a duly authorized officer thereof.

     "Pedestrian Bridge Easement" means the easement and all other rights granted to Mortgagor pursuant to Ordinance No. 2 of 1988 of the City of Atlantic City, including any future expansion of such rights, a legal description of which easement is appended hereto as Schedule B and made a part hereof.

     "Permits" means all licenses, franchises, statements of compliance, certificates of operation, certificates of occupancy and permits required for the lawful ownership, occupancy, operation and use of all or a material portion of the Premises whether held by Mortgagor or any other Person (which may be temporary or permanent) (including, without limitation, those required for the use of the Casino-Hotel as a licensed casino facility), in accordance with all applicable Legal Requirements.

     "Permitted Senior Encumbrances" has the meaning stated in
Section 11.02 of the Credit Agreement.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or government or any agency or political subdivision thereof.

     "Plan" has the meaning stated in the Recitals.

     "Premises" has the meaning set forth in Granting Clause
Second.

     "Principal Payment Date" has the meaning stated in Section
1.01 of the Credit Agreement.

     "Purchase Agreement" means the Purchase and Sale Agreement dated April 27, 1985 between Hilton and Trump's Castle Hotel &
Casino, Inc. (formerly Atlantic City Palace, Inc.), as amended to the date hereof (subsequently assigned to the Mortgagor).

     "Put Agreement" has the meaning stated in Section 1.01 of the Credit Agreement.

     "Qualified Leasehold Interest" has the meaning stated in
Section 2.03(c).

                               (15)

     "Released Land" has the meaning stated in Section 2.03.

     "Restoration" has the meaning set forth in Section 5.11.

     "Roadway Improvement Contracts" means the agreements and other matters identified in Schedule 2.

     "Settlement Costs" has the meaning set forth in Section 5.20.

     "Stated Maturity" has the meaning stated in Section 1.01 of the Credit Agreement.

     "Taking" means the acquisition or condemnation by eminent domain of the whole or any part of the Premises, by a competent authority, for any public or quasi-public use or purpose.

     "Tangible Personal Property" has the meaning set forth in Granting Clause Fourth.

     "Trustee" has the meaning stated in Section 1.01 of the Credit Agreement.

     "Trust Estate" has the meaning set forth in the habendum to the Granting Clauses.

Section 1.02.  Notices, etc., to Mortgagee and Mortgagor.

     (a) Any request, demand, authorization, direction, notice (including, without limitation, a notice of default), consent, waiver or other document provided or permitted by this Mortgage to be made upon, given or furnished to, or filed with, the Mortgagor or the Mortgagee (collectively, "Notices") shall be deemed given when either (i) delivered by hand or by Federal Express or similar overnight courier or (ii) three Business Days after sending by registered mail, postage prepaid, addressed as follows:

          To the Mortgagor:

               Trump's Castle Associates
               Trump Castle Casino Resort by the Bay
               Brigantine Boulevard at Huron Avenue
               Atlantic City, New Jersey 08401
               Attn: General Counsel

          To the Mortgagee:

               Midlantic National Bank
               Supervised Loan Department - 7th Floor
               499 Thornall Street
               Edison, New Jersey 08837
               Attn: Ben Berzin, Jr., Senior Vice President

          and

                               (16)

               TC/GP Corporation
               c/o Trump's Castle Associates
               Trump Castle Casino Resort by the Bay
               Brigantine Boulevard at Huron Avenue
               Atlantic City, New Jersey 08401
               Attn: Treasurer

          with, in each case, a copy to:

               Donald J. Trump
               c/o  The Trump Organization
               725 Fifth Avenue
               New  York, New York 10022

               The Trump Organization
               725 Fifth Avenue
               New  York, New York 10022
               Attn: Nicholas L. Ribis, Esq.

               Sills Cummis Zuckerman Radin Tischman
                 Epstein & Gross, P.A.
               One Riverfront Plaza
               Newark, New Jersey 07102
               Attn: Ira A. Rosenberg, Esq.

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York 10022
               Attn: Theodore LaPier, Esq.

               Ropes & Gray
               One International Place
               Boston, Massachusetts 02110-2624
               Attn: Robert L. Nutt, Esq.

     (b) By notice to the Mortgagor or the Mortgagee, the other party may designate additional or substitute addresses for notices which, notwithstanding Subsection (a) above, shall be deemed given when received.

Section 1.03.  Form and Contents of Documents Delivered to
               Mortgagee.

     Whenever several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to such matters in one or several documents.

                               (17)

     Any certificate or opinion of an officer of the Mortgagor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Mortgagor stating that the information with respect to such factual matter is in the possession of the Mortgagor, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. If appropriate to the matter being opined upon, any Opinion of Counsel may be subject to rights of creditors and the availability of equitable remedies.

     Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Mortgage, they may, but need not, be consolidated and form one instrument.

     Whenever in this Mortgage, in connection with any application or certificate or report to the Mortgagee, it is provided that the Mortgagor shall deliver any document as a condition of the granting of such application, or as evidence of the Mortgagor's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Mortgagor to have such application granted or to the sufficiency of such certificate or report.

Section 1.04.  Compliance Certificates and Opinions.

     Upon any application or request by the Mortgagor to the Mortgagee to take any action under any provision of this Mortgage, the Mortgagor shall furnish to the Mortgagee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Mortgage relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Mortgage relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Mortgage shall include:

     (a) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

                               (18)

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with;
and

     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.05.  Effect of Recitals, Headings and Table of Contents.

     All Recitals set forth above are incorporated herein and are made an integral part of this Mortgage. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.06.  Successors and Assigns; Amendments.

     (a)  Subject to the provisions of Section 4.02 hereof and
Article 10 of the Credit Agreement, this Mortgage shall be binding upon and inure to the benefit of the Mortgagor and the Mortgagee and of the respective successors and assigns of the Mortgagor and the Mortgagee to the same effect as if each such successor or assign were in each case named as a party to this Mortgage.

     (b) This Mortgage may not be modified, amended, discharged, released nor any of its provisions waived except by agreement in writing executed by the Mortgagor and the Mortgagee and in accordance with the provisions of this Mortgage and the Credit
Agreement.

Section 1.07.  Separability Clause.

     In case any provisions in this Mortgage, the Credit Agreement or the Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.08.  Benefits of Mortgage.

     Without limiting the generality of Section 1.12, nothing in this Mortgage, in the Credit Agreement or in the Note, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, any benefit or any legal or equitable right, remedy or claim under this Mortgage, the Credit Agreement or the Note.

Section 1.09.  Governing Law.

                               (19)

     This Mortgage shall be deemed to be a contract under the laws of the State of New Jersey and shall be construed in accordance with and governed by the laws of the State of New Jersey.

Section 1.10.  Limitation on Liability.

     Notwithstanding anything herein or in any other agreement, document, certificate, instrument, statement or omission referred to below to the contrary, the Mortgagor is liable hereunder only to the extent of the assets of the Mortgagor and, except as provided in Section 2.07 of the Credit Agreement as in effect on the date hereof, no other person or entity, including, but not limited to, any partner, partner representative, officer, committee, or committee member of the Mortgagor or any partner therein or of any partnership affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Mortgagor, or any incorporator, officer, director, or shareholder of any corporate partner of the Mortgagor or of any corporate affiliate of the Mortgagor, or any affiliate or controlling person or entity of any of the foregoing, or any agent, employee, or lender of any of the foregoing, or any successor, personal representative, heir or assign of any of the foregoing, in each case past, present or as they may exist in the future, shall be liable in any respect (including, without limitation, for the breach of any representation, warranty, covenant, agreement, condition or indemnification or contribution undertaking contained herein or therein) under, in connection with, arising out of or relating to the Credit Agreement, this Mortgage or the other Lending Documents, or any other agreement, document, certificate, instrument or statement (oral or written) related to, executed or to be executed, delivered or to be delivered, or made or to be made, or any omission made or to be made, in connection with any of the foregoing or any of the transactions contemplated in any such agreement, document, certificate, instrument, or statement. Any agreement, document, certificate, statement or other instrument to be executed simultaneously with, in connection with, arising out of or relating to this Mortgage or any other Mortgage Document, or any other agreement, document, certificate, statement or instrument contemplated hereby (other than the Put Agreement), shall contain language mutatis mutandi to this Section 1.10 and, if such language is omitted, shall be deemed to contain such language. The foregoing shall not apply to, or otherwise impair or reduce, the liability of Donald J. Trump under or in connection with any documents executed by Donald J. Trump in connection with the Grid Note (the "Grid Note Documents") or any other person bound by any of the Grid Note Documents, including the Guarantee executed by Donald J. Trump in connection with the Grid Note.

Section 1.11.  Provisions Required by Credit Agreement.

     Whenever the provisions of this Mortgage and the provisions of the Credit Agreement shall be inconsistent, the provisions of the Credit Agreement shall govern.

                               (20)

Section 1.12.  Rights of Mortgagee.

     (a)  So long as the Mortgagee is the mortgagee hereunder:

          (i) the Mortgagee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) any request or direction of the Mortgagor mentioned herein shall be sufficiently evidenced by a Mortgagor Request or Mortgagor Order;

          (iii) whenever in the administration of this Mortgage the Mortgagee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Mortgagee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (iv) the Mortgagee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Mortgagee hereunder in good faith and in reliance thereon;

          (v) the Mortgagee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

          (vi) the Mortgagee may execute any of the rights or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Mortgagee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (vii) the Mortgagor shall pay or cause the Mortgagee to be paid all amounts provided in Sections 7.03 and 8.01 of the Credit Agreement; and

          (viii) no provision of this Mortgage shall require the Mortgagee either to (i) expend or risk its own funds or otherwise incur any financial liability in the performance of its obligations hereunder, or (ii) exercise any of its rights or remedies hereunder.

                               (21)

     (b) The provisions of this Section 1.12 shall also apply to all other Lending Documents.

Section 1.13.  Mortgage Subject to the Provisions of the Act.

     Each provision of this Mortgage is subject to and shall be enforced in compliance with the provisions of the New Jersey
Casino Control Act, as amended.

Section 1.14.  Discharge of Lien.

     If the Mortgagor shall pay or cause to be paid, or there shall otherwise be paid, to the Mortgagee all amounts required to be paid by the Mortgagor pursuant to this Mortgage, the Credit Agreement and the Note and the conditions precedent for the Credit Agreement to cease, determine and become null and void in accordance with Section 5.01 of the Credit Agreement shall have occurred, the Mortgagee shall promptly cancel and discharge the Mortgage Documents, including, without limitation, this Mortgage, and any financing statements filed in connection herewith, and execute and deliver to the Mortgagor all such instruments as may be necessary, required or appropriate to evidence such discharge and satisfaction of said lien or liens, subject to the Consent attached as an Exhibit to the Intercreditor Agreement.

Section 1.15.  General Application.

     (a) The remedies of the Mortgagee upon any default by the Mortgagor in the fulfillment of any of its obligations hereunder shall be limited in each instance by the provisions of
Section 1.10, whether or not the provisions providing for such remedies explicitly refer to such Section.

     (b) The assertion of any rights upon any Default shall be subject in each instance to the giving of any notice and the expiration of any grace period provided for in Section 7.01 of the Credit Agreement as a condition to such Default becoming an Event of Default.

     (c) For the purpose of this Mortgage, it is understood that a Lien or an event which does not materially diminish the value of the Mortgagee's interest in the Trust Estate shall not be deemed an "impairment of security," as that phrase is used in this Mortgage.


Section 1.16.  Mortgage as Security Agreement and Financing
               Statement; Application.

     (a) This Mortgage constitutes a security agreement between the Mortgagor, as debtor, and the Mortgagee, as secured party, for all purposes of the Uniform Commercial Code as in effect under the laws of the State of New Jersey. This Mortgage shall be effective

                               (22)
as a financing statement pursuant to N.J.S.A. 12A:9-402(6), whereby the Mortgagor grants to the Mortgagee a continuing perfected security interest in fixtures.

     (b) This Mortgage is subject to "modification" within the meaning of N.J.S.A. 46:9-8.1 et. seq., and shall have the benefit of the lien priority provisions thereof. Such modification may include, without limitation, a change in the interest rate, maturity date or other terms and conditions of this Mortgage and of the Note or other obligations secured hereby.


                            ARTICLE TWO

                 RELEASE; OTHER EXCEPTED PROPERTY

Section 2.01.  Possession by Mortgagor; Dispositions Without
               Release.

     So long as there shall have been no acceleration of the Note under Section 3.02, the Mortgagor shall be suffered and permitted, with power freely and without let or hindrance on the part of the Mortgagee, subject to the provisions of this Mortgage, to possess, use, manage, operate and enjoy the Trust Estate or any part thereof and to collect, receive, use, invest and dispose of the rents, issues, tolls, profits, revenues and other income from the Trust Estate or any part thereof, to use, consume and dispose of any consumables, goods, wares and merchandise in the ordinary course of business of operating the Casino-Hotel and to adjust and settle all matters relating to choses in action, leases and contracts.

Section 2.02. Obsolete Property; Tangible Personal Property Lease Modifications; Conveyances.

     The Mortgagor shall have the right, at any time and from time to time, unless an Event of Default shall have occurred and be continuing, without any release from or consent by Mortgagee:

     (a) To sell or dispose of, free from the lien of this Mortgage, any Tangible Personal Property which, in the Mortgagor's opinion, may have become obsolete or unfit for use, is no longer useful, profitable or necessary in the conduct of its businesses or the operation of the Trust Estate, unless, in the case of material fixtures only, the same have been replaced by other Tangible Personal Property or fixtures of substantially comparable utility in the conduct of its business or the operation of the Trust Estate and no purchaser of any such property shall be bound to inquire into any question affecting its right to sell or otherwise dispose of the same free from the lien of this Mortgage;

                               (23)

     (b) To replace or add to any material portion of the Tangible Personal Property, provided, such replacement or addition become subject to the lien of this Mortgage.

     (c) To alter, repair or change the location or position of any material portion of the Tangible Personal Property; provided, however, that no change shall be made in such portion of the Tangible Personal Property or in the location thereof which would in any respect impair the lien of this Mortgage upon such property;

     (d) (i) To convey fee title to portions of the Owned Land to governmental authorities, public utilities or others as required by the terms of the Roadway Improvement Contracts, or (ii) to grant interests in the Owned Land in the nature of rights-of-way or easements or other rights or privileges in the nature of easements and/or suffer or permit the acquisition thereof to or by governmental authorities, public utilities or others if required by the terms of the Roadway Improvement Contracts or otherwise, provided (1) that none of the same will materially reduce or impair (A) the value or usefulness of the Trust Estate or (B) the normal operation of the Casino-Hotel, (2) the Mortgagor has delivered to the Mortgagee an Officers' Certificate, dated not earlier than 10 days prior to the date of such conveyance, certifying that (A) no Event of Default has occurred and is continuing, and (B) the conditions set forth in this Subsection
(d) for such conveyance have been fulfilled, and (3) the Mortgagor has delivered to the Mortgagee (A) a duplicate original of the instrument, if any, pursuant to which such grant or conveyance is to be made, (B) in the case of a conveyance of fee title, an Opinion of Counsel that such grant or conveyance complies with the provisions of this Subsection (d), and (C) such other instruments, certificates and opinions as the Mortgagee may reasonably request; or

     (e) To renew, extend, surrender, terminate, modify or amend any leases of Tangible Personal Property, when in the Mortgagor's opinion, it is prudent to do so.

     The Mortgagor shall retain any net cash proceeds received from the sale or disposition of any Tangible Personal Property under Subsection (a) of this Section 2.02, in the business of operating the Casino-Hotel as a part of the Trust Estate in accordance with the provisions of Section 5.08(c).

     The Mortgagee shall be under no responsibility or duty with respect to the exercise of the rights of the Mortgagor under this
Section 2.02 or the application of the proceeds of any sale or disposition of any Tangible Personal Property.

     The Mortgagee shall, from time to time, promptly execute any written instrument in form satisfactory to it to confirm the propriety of any action taken by the Mortgagor under this

                               (24)

Section 2.02, upon receipt by the Mortgagee of a Mortgagor Request requesting the same, together with an Officers' Certificate stating that the action so to be confirmed was duly taken in conformity with this Section 2.02 and that the execution of such written instrument is appropriate to confirm the propriety of such action under this Section 2.02.

Section 2.03.  Released Land.

     (a) Notwithstanding anything in Granting Clauses First and Fifth to the contrary, the Mortgagor shall have the right, at any time and from time to time, unless an Event of Default shall have occurred and be continuing, to convey all or part of the portion of the Owned Land described as the Parking Facilities Parcel on
Schedule 1 (the land to be so conveyed is hereinafter referred to as the "Released Land"), free from the lien of the Mortgage, provided that the Mortgagor furnishes the Mortgagee with the following:

          (i) an Officers' Certificate requesting the release of such property from the Trust Estate and stating that the Mortgagor is not required to hold the Released Land in order to maintain all Permits and in order to comply with the provisions of all material contracts to which the Mortgagor is a party or by which the Mortgagor is bound and either (A) the Mortgagor has made adequate provision to maintain any then-applicable Permits and to comply with such contractual requirements by: (1) owning and using the balance of the Trust Estate; (2) acquiring fee title to any real property that would enable Mortgagor to maintain all Permits and satisfy such contractual requirements; or (3) acquiring a Qualified Leasehold Interest in real property that would enable the Mortgagor to maintain such Permits and satisfy such contractual requirements; or (B) neither the requirements of such Permits nor such contracts require the Mortgagor to own the Released Land or use or operate any land in the manner in which the Released Land is intended to be used (i.e., an employee parking lot); or (C) such requirements have been waived and (y) that such conveyance will not materially interfere with the normal operation of the Casino-Hotel; and

          (ii) an Opinion of Counsel to the effect that the Mortgagor is not required to own and use the Released Land in order to maintain in good standing all Permits or by the provisions of any material contract known to counsel and to which the Mortgagor is a party or by which it is bound to own and use the Released Land.

     (b)  Notwithstanding anything in Section 2.03(a) or Granting
Clause Fifth to the contrary, if the Mortgagor acquires a Qualified Leasehold Interest, then the Mortgagor shall have the right, at any time, to assign or terminate such lease, unless an

                               (25)

Event of Default has occurred and is continuing, provided that the Mortgagor provides the Mortgagee with the following:

          (i) an Officers' Certificate requesting the release of such Qualified Leasehold Interest from the Trust Estate and stating that Mortgagor is not required to hold the Qualified Leasehold Interest in order to maintain all Permits and in order to comply with the provisions or all material contracts to which the Mortgagor is a party or by which the Mortgagor is bound and either (A) the Mortgagor has made adequate provision to maintain any then applicable Permits and to comply with such contractual requirements by: (1) acquiring fee title to any real property that would enable Mortgagor to maintain all Permits and satisfy such contractual requirements; or (2) acquiring a Qualified Leasehold Interest in real property that would enable the Mortgagor to maintain such Permits and satisfy such contractual requirements; (B) neither the requirements of such Permits nor such contracts require the Mortgagor to hold the Qualified Leasehold Interest or use or operate any land in the manner in which the Qualified Leasehold Interest is intended to be used (i.e., an employee parking lot); or (C) such requirements have been waived; and

          (ii) an Opinion of Counsel to the effect that the Mortgagor is not required to hold the Qualified Leasehold Interest in order to maintain in good standing all Permits or by the provisions of any material contract known to counsel and to which the Mortgagor is a party or by which it is bound to hold the Qualified Leasehold Interest to be released.

     (c) A lease will be deemed a "Qualified Leasehold Interest" if:

          (i) the term of such lease (including any renewal periods, if the renewal right is unilateral on the part of the Mortgagor) expires after the latest Stated Maturity of the Note;

          (ii) either (A) such lease is superior to all mortgages, ground and underlying leases encumbering the real property that is covered by the lease or (B) the holders of all such mortgages and leases execute and deliver to the Mortgagor, for the benefit of the lessee under such lease and its successors and assigns, a non-disturbance agreement on terms reasonably satisfactory to the Mortgagee and the Trustee;

          (iii) such lease contains such provisions as are typically contained in a lease secured by a leasehold mortgage with respect to the rights of a leasehold mortgagee thereunder;

                               (26)

          (iv) such lease cannot be terminated or surrendered voluntarily by the Mortgagor except in accordance with the provisions of Section 2.03(b);

          (v) either (A) such lease is an arms-length transaction with a Person other than an Affiliate of the Mortgagor or (B) the Mortgagor delivers to the Mortgagee a certificate from the Appraiser stating that the rent under such lease is not greater than the fair market rent and that the other terms of such lease are fair and reasonable in the commercial leasing market for such type of property and for the intended use of such property;

          (vi) the Mortgagor delivers to the Mortgagee an assignment to the Mortgagee of the lessee's interest in the lease creating the Qualified Leasehold Interest; and

          (vii) the Mortgagor delivers to the Mortgagee an Officers' Certificate and an Opinion of Counsel confirming the satisfaction of the condition set forth in clause (i) hereof and the due authorization, execution and delivery, and enforceability against the Mortgagor of the assignment referred to in clause (vi) above.

     (d) The Mortgagor shall retain any net cash proceeds received from the sale or disposition of all or any portion of the Released Land in accordance with the provisions of Section
5.08(c).

Section 2.04.  Other Excepted Property.

     Notwithstanding any provision contained in this Mortgage or the Credit Agreement to the contrary, including, without limitation, the provisions of Granting Clauses Fourth and Fifth and of Articles Two and Five hereof, if the Mortgagor acquires Tangible Personal Property and other items constituting operating assets, such as computer software subject to any F,F&E Financing Agreement, or becomes the lessee under a lease for any of the same and if the document evidencing such F,F&E Financing Agreement prohibits secondary liens or the provisions of any such lease prohibits any assignment thereof by the lessee, and if any such prohibition is standard and customary with respect to similar transactions of the lender or lessor, as the case may be, then the property so purchased or the lessee's interest in the lease, as the case may be, shall be deemed to be Excepted Property. If any such F,F&E Financing Agreement permits secondary liens, then the Mortgagee agrees to execute and deliver to the Mortgagor, at the Mortgagor's expense, such documents as the holder of such F,F&E Financing Agreement may reasonably request to evidence the subordination of the lien of the Mortgage and the Mortgage Documents to the lien of such F,F&E Financing Agreement.

                               (27)

                           ARTICLE THREE

                             REMEDIES

Section 3.01.  Events of Default.

     "Event of Default," whenever used herein means an Event of Default as defined in Section 7.01 of the Credit Agreement. The exercise of any rights or remedies by the Mortgagee hereunder is subject to the forbearance provisions of Section 3.1 of the Intercreditor Agreement.

Section 3.02.  Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default (other than an Event of Default specified in Section 7.01(e) or (f) of the Credit Agreement) occurs and is continuing, then, and in every such case, unless such Event of Default is subject to the forbearance provisions of
Section 3.1 of the Intercreditor Agreement, the Mortgagee may declare the principal amount of the Note to be due and payable immediately, by a notice in writing to the Mortgagor, and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in Section 7.01(e) or
(f) of the Credit Agreement which is not subject to the forbearance provisions of Section 3.1 of the Intercreditor Agreement occurs, the principal amount of the Note shall ipso facto become and be due and payable immediately without any declaration or other act on the part of the Mortgagee. If an Event of Default specified in Section 7.01(e) or (f) of the Credit Agreement which is subject to the forbearance provisions of
Section 3.1 of the Intercreditor Agreement occurs and is continuing at the time such forbearance provisions cease to apply, then the principal amount of the Note shall ipso facto become due and payable immediately without any declaration or other act on the part of the Mortgagee.

Section 3.03.  Application of Moneys Received by Mortgagee.

     Any moneys received by the Mortgagee pursuant to the provisions of this Article Three (including moneys received by the Mortgagee after any action or act by the Mortgagee under



                               (28)

Section 3.10) shall be applied by the Mortgagee in accordance with the provisions of Section 7.04 of the Credit Agreement and the applicable provisions of the Intercreditor Agreement.

Section 3.04.  Restoration of Rights and Remedies.

     If the Mortgagee has instituted any proceeding to enforce any right or remedy under this Mortgage and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall, subject to any determination in such proceeding, be restored to their former positions hereunder, and thereafter all rights and remedies of the Mortgagee shall continue as though no such proceeding had been instituted.

Section 3.05.  Rights and Remedies Cumulative.

     No right or remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other right or remedy, and every right and remedy shall, subject to the provisions of Section 1.10, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 3.06.  Delay or omission Not Waiver.

     No delay or omission of the Mortgagee to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Three or by law to the Mortgagee may be exercised, subject to the provisions of Section 1.10, from time to time, and as often as may be deemed expedient, by the Mortgagee.

Section 3.07.  Undertaking for Costs.

     If any action or proceeding shall be commenced (including, without limitation, an action to foreclose this Mortgage or to collect the indebtedness secured hereby) to which action or proceeding the Mortgagee is made or becomes a party, or in which it becomes necessary in the opinion of the Mortgagee to defend or uphold the lien of this Mortgage, the Mortgagor shall pay to Mortgagee all expenses, including reasonable attorneys' fees and expenses, incurred by the Mortgagee, in connection therewith, together with interest at the rate then payable on the Note, from the date of payment less the net amount received by the Mortgagee under any title insurance policy, and, until paid, all such expenses, together with interest as aforesaid, shall be a lien on the Trust Estate, subject to the provisions of Section 1.10.

                               (29)

Section 3.08.  Waiver of Appraisement and Other Laws.

     To the full extent that it may lawfully so agree, the Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Trust Estate, or any part hereof, or the possession thereof by any purchaser at any sale under this Article Three; and the Mortgagor, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws. The Mortgagor, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the property in the Trust Estate marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Mortgage may order the sale of the Trust Estate as an entirety.

     If any law in this Section 3.08 referred to and now in force, of which the Mortgagor or its successor or successors might take advantage despite this Section 3.08, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section 3.08.

Section 3.09.  Entry.

     The Mortgagor agrees that, upon the occurrence of an Event of Default (but subject to the forbearance provisions of Section 3.1 of the Intercreditor Agreement), the Mortgagor, upon demand of the Mortgagee during the continuance thereof, shall forthwith surrender to the Mortgagee the actual possession of, and it shall be lawful for the Mortgagee by such officer or agents as it may appoint to enter and take possession of, the Trust Estate (and the books and papers of the Mortgagor), and to hold, operate and manage the Trust Estate (including the making of all needful repairs, and such alterations, additions and improvements as the Mortgagee shall deem wise) and to receive the rents, issues, tolls, profits, revenues and other income thereof, and, after deducting the costs and expenses of entering, taking possession, holding, operating and managing the Trust Estate, as well as payments for taxes, insurance and other proper charges upon the Trust Estate and reasonable compensation to itself, its agents and counsel, to apply the same as provided in Section 3.03, provided that the Mortgagee's rights hereunder shall be subject to the provisions of the New Jersey Casino Control Act. Whenever all that is then due upon the Note and under any of the terms of this Mortgage and the Credit Agreement shall have been paid and all defaults hereunder and thereunder shall have been made good, the Mortgagee shall surrender possession to the Mortgagor.

                               (30)

Section 3.10.  Power of Sale; Suits for Enforcement.

     In case an Event of Default shall occur and be continuing, the Mortgagee, with or without entry, in its discretion may, subject to the forbearance provisions of Section 3.1 of the Intercreditor Agreement:

     (a) sell, subject to any mandatory requirements of applicable law, the Trust Estate as an entirety, or in such parcels, as the Mortgagee may determine, to the highest bidder at public auction at such place and at such time (which sale may be adjourned by the Mortgagee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) and upon such terms as the Mortgagee may fix and briefly specify in a notice of sale to be published as required by law; or

     (b) subject to the provisions of Section 1.10, proceed to protect and enforce its rights under this Mortgage by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Mortgage or in aid of the execution of any power granted in this Mortgage or for the foreclosure of this Mortgage or for the enforcement of any other legal, equitable or other remedy, as the Mortgagee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Mortgagee; the failure to join tenants shall not be asserted as a defense to any foreclosure or proceeding to enforce the rights of the Mortgagee.

Section 3.11.  Incidents of Sale.

     Upon any sale of any of the Trust Estate effected by the Mortgagee pursuant to this Article Three, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:

     (a) the principal of and accrued interest on the Note if not previously due, shall at once become and be immediately due and payable;

     (b) subject to the receipt of any required prior approvals of the New Jersey Casino Control Commission, the Mortgagee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver the Note or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Note, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Mortgagee or other holder or holders thereof after being appropriately stamped to show partial payment;

                               (31)

     (c) the Mortgagee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

     (d) the Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Mortgagor, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but if so requested by the Mortgagee or by any purchaser, the Mortgagor shall ratify and confirm any such sale or transfer by executing and delivering to the Mortgagee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

     (e) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Mortgagor of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Mortgagor, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under the Mortgagor, its successors and assigns; and

     (f) the receipt of the Mortgagee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

Section 3.12.  Receiver.

     Upon the occurrence of an Event of Default and commencement (subject to the forbearance provisions of Section 3.1 of the Intercreditor Agreement) of judicial proceedings by the Mortgagee to enforce any right under this Mortgage, the Mortgagee shall be entitled, as against the Mortgagor, without notice or demand and without regard to the adequacy of the security for the Note or the solvency of the Mortgagor, to the appointment of a receiver of the Trust Estate, and of the rents, issues, profits, revenues and other income thereof.

Section 3.13.  {RESERVED}

Section 3.14.  {RESERVED}

                               (32)

                           ARTICLE FOUR

                CONSOLIDATION, MERGER, CONVEYANCE,
                         TRANSFER OR LEASE

Section 4.01. Consolidation, Merger, Conveyance or Transfer only on Certain Terms.

     The Mortgagor shall comply with all provisions applicable to the Mortgagor in Article Ten of the Credit Agreement.

Section 4.02.  Successor Entity Substituted.

     Upon any consolidation or combination or any conveyance or transfer of the Trust Estate or any portion thereof in accordance with Article Ten of the Credit Agreement, the successor entity formed by such consolidation or into which the Mortgagor is combined or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Mortgagor under this Mortgage with the same effect as if such successor entity had been named as the Mortgagor herein.

                           ARTICLE FIVE

                   COVENANTS AND REPRESENTATIONS

     The Mortgagor covenants with the Mortgagee as follows:

Section 5.01.  Payment of Principal and Interest.

     The Mortgagor will duly and punctually pay the principal of and interest on the Note in accordance with the terms of the Note, the Credit Agreement and this Mortgage.

Section 5.02.  {RESERVED}

Section 5.03.  {RESERVED}

Section 5.04.  {RESERVED}

Section 5.05.  Actions and Proceedings.

     The Mortgagee covenants and agrees, for the benefit of the Mortgagor, the Trustee, TC/GP (as that term is defined in the Credit Agreement) and the Holders (as that term is defined in the Indenture Documents) that the Mortgagee may accelerate the Note only upon the occurrence and continuation of an Event of Default which is not then subject to the forbearance provisions of Section
3.1 of the Intercreditor Agreement. However, whether or not a default or breach constitutes an Event of Default, the Mortgagee shall have the power to protect and enforce the Mortgagee's rights

                               (33)
against the Mortgagor by suit in equity, action at law or other appropriate proceeding, either for specific performance of any covenant of the Mortgagor contain in this Mortgage or in aid of the exercise of any power granted herein.

Section 5.06.  Warranty of Title.

     The Mortgagor represents and warrants that as of the date hereof:

     (a) it is duly authorized under the laws of the State of New Jersey and all other applicable laws to execute and deliver the Mortgage Documents, and all partnership action on its part necessary for the valid execution and delivery of the Mortgage
Documents has been duly and effectively taken;

     (b) it is the lawful owner and is lawfully seized and possessed of the Owned Land and all buildings and improvements thereon, free and clear of all liens, charges or encumbrances, other than the Mortgage Documents and the Existing Encumbrances;

     (c) it has good title to, or valid and subsisting leasehold interests in, the Operating Assets, subject to no lien, encumbrance or charge, other than Permitted Senior Encumbrances, which is senior to the lien of this Mortgage; and

     (d) the Mortgagor has good and lawful right and authority to execute this Mortgage and to grant, bargain, sell, alienate, convey, assign, transfer, hypothecate, pledge, mortgage and confirm the Trust Estate as provided herein (including, without limitation, with respect to the Operating Assets, without the consent of any third party, other than governmental authorities, but any applicable or necessary consent or approval of any such governmental authority has been given or waived at or prior to the execution and delivery of this Mortgage), and this Mortgage constitutes a valid first mortgage lien and deed of trust and first priority security interest in the Trust Estate, subject only to Permitted Senior Encumbrances.

     In making the representations in this Section 5.06, the Mortgagor is relying on certain representations made to it by Hilton in the Purchase Agreement, and the Mortgagor shall not be deemed to be in breach of any such representation to the extent that such breach results from a breach of an equivalent representation made by Hilton so long as the Mortgagor is then proceeding and thereafter continues to proceed to enforce with reasonable diligence all appropriate remedies against Hilton arising as a result of such a breach by Hilton. In addition, the Mortgagor shall not be deemed to be in breach of any such representation to the extent that the facts giving rise to such breach are insured against under the Original Policy so long as the Mortgagor is then proceeding and thereafter continues to

                               (34)
proceed to enforce with reasonable diligence its rights under such Original Policy.

     The Mortgagor hereby does and will forever warrant and defend the (a) title to the Trust Estate and (b) the first priority of the lien of the Mortgage Documents thereon, subject to Permitted Senior Encumbrances, against the claims and demands of all persons whomsoever, at the Mortgagor's sole cost and expense.

Section 5.07.  After-Acquired Property; Further Assurances;
               Recording.

     All property, real, personal or mixed (other than Excepted Property), of every kind and description and wheresoever situated, which may be hereafter acquired by the Mortgagor shall immediately upon the acquisition thereof by the Mortgagor, and without any further mortgage, conveyance or assignment, become subject to the lien of this Mortgage as fully as though now owned by the Mortgagor and covered by the Granting clauses. Nevertheless, the Mortgagor will do, execute, acknowledge and deliver all and every such further acts, conveyances, mortgages, financing statements and assurances as the Mortgagee shall require for accomplishing the express purposes of this Mortgage.

     The Mortgagor will, as provided in Section 5.13, from time to time subject to the lien of this Mortgage its right, title and interest under all Leases.

     The Mortgagor will cause this instrument and all other instruments of further assurance, including all financing statements and continuation statements covering security interests in personal property, to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law or as requested by the Mortgagee to fully preserve and protect the rights of the Mortgagee as a secured party under the Uniform Commercial Code to all property comprising the Trust Estate (to the extent a grant of a security interest therein is governed by the Uniform Commercial Code) and to perfect, preserve and protect the lien of this Mortgage as a valid direct first mortgage lien of record and a valid first priority security interest on the Trust Estate.

     The Mortgagor will pay all filing or recording fees and all expenses incident to the execution and delivery of this Mortgage, any financing statement or continuation statement with respect to the personal property constituting part of the Trust Estate and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note, the Credit Agreement, this

                               (35)

Mortgage, any financing statement or continuation statement with respect to the personal property constituting part of the Trust
Estate or any instrument of further assurance.

     The Mortgagor will furnish to the Mortgagee:

     (a) Promptly after the execution and delivery of this instrument or other instrument of further assurance, an Opinion of Counsel stating that, in the opinion of such Counsel, this instrument and other instruments of further assurance have been properly recorded, registered, indexed and filed to the extent necessary to make effective the lien intended to be created by this Mortgage, and reciting the details of such action or referring to prior opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed, indexed and filed that are necessary fully to preserve and protect the rights of the Mortgagee hereunder, or stating that, in the opinion of such Counsel, no such action is necessary to make such lien effective; and

     (b) Within 60 days after June 30 in each year beginning with the year 1992, an Opinion of Counsel, dated as of such date, stating that, in the opinion of such Counsel, (i) such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this instrument and of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the first priority lien of this Mortgage (including the first priority lien on any property, other than Excepted Property, acquired by the Mortgagor after the execution and delivery of this instrument and owned by the Mortgagor at the end of the preceding calendar year) and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and
(ii) either (A) the Mortgagor has all Permits necessary for the continuing operation of the Casino-Hotel and that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Mortgagee hereunder, or (B) the Mortgagor has all Permits necessary for the continuing operations of the Casino-Hotel and that, in the opinion of such counsel, no such action is necessary to maintain such lien.

Section 5.08. Payment of Taxes and Certain Claims; Maintenance of Properties; Compliance with Legal Requirements and
               Insurance Requirements.

     The Mortgagor will:

     (a) subject to the provisions of Section 5.09 relating to contests, pay or cause to be paid promptly (or when installments of the same shall become due and payable, if, by law or by agreement or arrangement with the applicable governmental agency

                               (36)
or authority, the same may be paid in installments) all taxes (including, without limitation, real estate taxes, personal or other property taxes and all sales, value added, use and similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed prior to the satisfaction of this Mortgage), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all interest, additions to tax and penalties thereon), that may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (1) the Trust Estate or any part thereof or any rent therefrom or any estate, right or interest therein, or (2) any acquisition, occupancy, use, leasing or possession of or activity conducted on the real property or any part thereof included in the Trust Estate or any gross receipts thereof or of the rent therefrom, which is senior to the lien of this Mortgage (all of the foregoing being referred to collectively as "Impositions"). Notwithstanding the foregoing or any other provisions of the Credit Agreement, this Mortgage or any of the other Lending Documents, the Mortgagor shall not be required to pay any income, profits or revenue tax upon the income of the Mortgagee, nor any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of the Mortgagee, nor any interest, additions to tax or penalties in respect thereof, unless such tax is imposed, levied or assessed in substitution for any Imposition that the Mortgagor is required to pay pursuant to this Section 5.08. The Mortgagor will deliver to the Mortgagee official receipts or other proof evidencing payments of any Impositions in accordance with the requirements of this
Section 5.08. The Mortgagor shall not be entitled to any credit for taxes or assessments paid against the Note;

     (b) except for such property which the Mortgagor may dispose of or replace pursuant to Section 2.02, maintain and keep all its properties used or useful in the conduct of its business, including, without limitation, the Casino-Hotel and all Tangible Personal Property, in good repair, working order and condition, except for reasonable wear and use, and make or cause to be made all such needful and proper repairs, renewals and replacements thereto consistent with the standards of other casino-hotels in Atlantic City, New Jersey;

     (c) occupy and continuously operate the Casino-Hotel and keep the Casino-Hotel supplied with Tangible Personal Property, all in a manner consistent with the standards of other casino-hotels in Atlantic City, New Jersey.

     (d) subject to the provisions of Section 5.09 relating to contests, the Mortgagor at its sole expense will timely (1) comply with all Legal Requirements and Insurance Requirements, whether or

                               (37)
not compliance therewith shall require structural changes in the buildings and improvements included in the Trust Estate or interfere with the use and enjoyment of the Trust Estate or any part thereof, (2) procure, maintain and comply with all Permits and other authorizations required for (i) the Casino as a gaming and gambling facility, (ii) the on-premises consumption of alcoholic beverages at the Casino-Hotel and (iii) any other use of the Trust Estate part hereof then being made, and for the prior erection, installation, operation and maintenance of the improvements or any part thereof, and (3) comply with any instruments of record at the time in force affecting the Trust Estate or any part thereof, if the failure to comply with the same would materially impair the Mortgagee's security hereunder. Without limiting the generality of the foregoing, the Mortgagor represents and warrants that at the time of the execution of this Mortgage, the Mortgagor is in compliance with the requirements of clauses (1), (2) and (3) to the extent necessary to continue operation of the Casino-Hotel;

     (e) promptly perform all of the terms, covenants and conditions to be performed by Mortgagor or Hilton under the Roadway Improvement Contracts, to the extent necessary to maintain all Permits and comply with all Legal Requirements, subject to the right to contest such terms, covenants and conditions in accordance with the provisions set forth in Section 5.09 with respect to such Contracts.

Section 5.09.  Permitted Contests.

     The Mortgagor may, at its sole expense, contest (after prior written notice to the Mortgagee) by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record affecting the Trust Estate or any part thereof or any claims of mechanics, materialmen, suppliers or vendors or lien therefor, and may withhold payment of the same pending such proceedings if permitted by law, or make payment under protest or defer compliance with any such Legal Requirement, any such Insurance Requirement or the terms of any such instrument, and the same shall not be a Default hereunder; provided that (a) in the case of any Impositions or lien therefor or any claims of mechanics, materialmen, suppliers or vendors or lien therefor which is senior to the lien of this Mortgage, such proceedings shall suspend the collection thereof, through commencement of foreclosure upon the Trust Estate, (b) in case of ad valorem real property taxes, no tax sale certificate pertaining to delinquent taxes has been sold by the taxing authority, (c) in the case of a Legal Requirement, the Mortgagee shall not be in any danger of any civil or any criminal liability, and the failure of the Mortgagor to comply with such Legal Requirement shall not affect the continuance in good standing of any Permit or result in the suspension, termination, non-renewal

                               (38)
or material adverse modification of any Permit, and (d) in the case of an Insurance Requirement, the failure of the Mortgagor to comply therewith shall not affect the validity of any insurance required to be maintained by the Mortgagor hereunder.

Section 5.10.  {RESERVED}

Section 5.11.  To Insure.

     (a)  The Mortgagor will, at its expense, maintain with
Insurers:

               (1) insurance with respect to the Mortgagor's insurable properties constituting a part of the Trust Estate (including without limitation valuable papers coverage) against loss or damage by fire, lightning and other risks from time to time included under "all-risk" policies and against loss or damage by sprinkler leakage, water damage, collapse, malicious mischief and explosion in respect of any steam and pressure boilers and similar apparatus located on such insurable properties, in amounts at all times sufficient to prevent the Mortgagor from becoming a coinsurer within the terms of the applicable policies, but in any event such insurance shall be maintained in such insurable amounts not less than the greater of the following (hereinafter referred to as the "Insurance Amount"): (i) 100% of the then full insurable value of such insurable properties, the term "full insurable value" to mean the actual cash value (excluding the costs of foundation, footing, excavation, paving, landscaping and other similar, noninsurable improvements) determined from time to time (but not less frequently than once in any 36 calendar months), by an Architect, contractor, appraiser or an Insurer or (ii) the then outstanding Amount of any Mortgage Debt, including the Note;

               (2) public liability, including personal injury and property damage and comprehensive general liability insurance against any and all claims arising out of or connected with the possession, use, leasing, operation or condition of such insurable properties in such amounts as, in the Mortgagor's judgment, are prudent, considering the cost and availability of such insurance, for personal injury and property damage with respect to any one occurrence, which may be written under a blanket or umbrella policy;

               (3) appropriate workers' compensation insurance with respect to any work (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by the Mortgagor) on or about such insurable properties;

                               (39)

               (4) to the extent available business interruption insurance covering not less than six months of loss, which may be written under blanket policies;

               (5) flood insurance in an amount not less than the Insurance Amount; and

               (6) such other insurance with respect to such insurable properties against loss or damage of the kinds from time to time customarily insured against by persons owning or using casino-hotels of comparable size in the marina area of Atlantic City, New Jersey.

     Notwithstanding the foregoing, the Mortgagor shall be permitted to maintain a deductible with respect to the insurance policies described in clauses (1), (2), (4), (5) and (6) in an amount not to exceed the customary deductible (if any) with respect to such types of insurance maintained by casino-hotels of a similar size and value in Atlantic City, New Jersey (but in no event more than $1,000,000 for all occurrences during any period of twelve consecutive months) (with respect to business interruption insurance, such deductible shall be applied against the aggregate amount payable in respect to each Casualty).

     (b) Each policy of insurance maintained by the Mortgagor pursuant to Subsection (a) of this Section 5.11 shall, (1) except in the case of workers' compensation insurance, name as insured the Mortgagee, as such, and the Mortgagor, (2) provide that all insurance proceeds for losses, except in the case of public liability insurance and workers' compensation insurance or as otherwise provided in Subsections (d), (e) and (f) of this Section 5.11, be payable solely to the Mortgagee and the Trustee, as their interests may appear, (3) include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and named insureds (other than the Mortgagor) and all rights of subrogation against any named insured, (4) except in the case of public liability and workers' compensation insurance, provide that any losses shall be payable notwithstanding (i) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by the Mortgagor or the Mortgagee or any other named insured or loss payee, (ii) the occupation or use of the insurable properties for purposes more hazardous than permitted by the terms of the policy,
(iii) any foreclosure or other proceeding or notice of sale relating to the insurable properties or (iv) any change in the title to or ownership or possession of the insurable properties,
(5) contain a non-assessable, non-contributory mortgagee clause in favor of the Mortgagee, and (6) provide that if all or any part of such policy is cancelled, terminated or expires, or if there shall be any reduction in amount or material change in coverage thereunder, then, not less than 30 days prior to such cancellation, termination, expiration, reduction or change the

                               (40)
insurer will forthwith give written notice thereof to each named insured and Mortgagee and that no cancellation, termination, expiration, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by each named insured and Mortgagee of written notice thereof.

     (c) The Mortgagor has delivered or will deliver to the Mortgagee, (1) duplicate originals of all insurance policies that the Mortgagor is required to maintain pursuant to this
Section 5.11 and (2) within 30 days after each reduction in insurance required to be maintained by the Mortgagor hereunder, an Officers' Certificate setting forth the particulars as to all such insurance policies and certifying that the same comply with the requirements of this Section 5.11, that all premiums or installments thereat then due thereon have been paid and that the same are in full force and effect. The Mortgagee shall not be responsible for effecting or renewing any insurance or for the responsibility or solvency of the insurers.

     (d) The Mortgagor shall give written notice to the Mortgagee immediately upon obtaining knowledge of any Casualty which results in damage, loss or destruction in an amount in excess of $5,000,000 to any buildings or improvements on the Premises and/or any Tangible Personal Property or action or proceedings with respect thereto. Within 30 days after any Casualty which results in any damage, loss or destruction in an amount in excess of $5,000,000 to any buildings or improvements on the Premises and/or Tangible Personal Property, the Mortgagor shall deliver to the Mortgagee a certificate of an Architect stating (i) whether, in such Architect's opinion, applicable Legal Requirements permit the Restoration of said buildings and improvements for the same uses and to the same size and quality in all material respects, as existed immediately prior to the Casualty (and if said certificate states that Legal Requirements do not permit such Restoration, said certificate shall describe the manner closest approximating such criteria to which the buildings and improvements could be so restored and shall be accompanied by a Certificate of Appraised Value dated not more than 10 days prior to delivery setting forth the Appraised Value immediately prior to the Casualty and the estimated Appraised Value immediately after the Restoration),
(ii) the estimated cost, in such Artchitect's (or such Architect's estimator's opinion) of effecting such Restoration, and (iii) the estimated period of time, in such Architect's opinion, required to effect such Restoration. If the amount of insurance proceeds available to the Mortgagor, directly or through the Insurance Trustee, to fund such Restoration are less than the cost of Restoration so estimated by the Architect, the Mortgagor shall provide to the Mortgagee, as a further condition to Restoration, evidence reasonably satisfactory to the Mortgagee of the Mortgagor's ability to fund such excess cost of Restoration within such estimated time to effect such Restoration. If the Mortgagor is required to deliver such Certificates of Appraised Value and if based on such Certificates of Appraised Value immediately after


                               (41)

Restoration, the aggregate outstanding principal amount of Mortgage Debt immediately after such Restoration shall exceed the greater of (i) 66-2/3% of the Appraised Value immediately after such Restoration or (ii) the quotient of the aggregate outstanding principal amount of Mortgage Debt immediately prior to such Casualty divided by the Appraised Value immediately prior to the Casualty multiplied by the Appraised Value immediately after such Restoration, then the proceeds of any insurance shall not be applied to Restoration as set forth in Subsections (e), (h) and
(i) below, but shall instead be paid and delivered to the Mortgagee to the extent of the then outstanding principal amount of the Note and any other interest or other sums due hereunder or under the Credit Agreement, the Note or any of the other Lending Documents, to be applied to the satisfaction of the Mortgage to the extent proceeds are available for such purpose and, provided that no additional sums are due to the Mortgagee under the Credit Agreement, the Note or any of the other Lending Documents, the balance of any net insurance proceeds shall be paid to the Trustee for distribution pursuant to the Indenture.

     (e) Subject to the provisions of subsection (d) above, in case a Casualty occurs, the following shall apply:

               (1) if the cost of Restoration (as hereinafter defined) does not exceed the sum of $5,000,000, the net insurance proceeds shall be paid by the Mortgagee to the Mortgagor;

               (2) if the cost of Restoration is $5,000,000 or more, the net insurance proceeds shall be paid by the Mortgagee to the Insurance Trustee;

               (3) the Mortgagor shall commence with reasonable promptness under the circumstances and thereafter with due diligence proceed to perform and complete in a good and workmanlike manner the restoration, repair, replacement or rebuilding of the damage or destruction resulting from the Casualty (all of which restoration, repair, replacement or rebuilding are referred to as the "Restoration") in accordance with the plans and specifications submitted to the Insurance Trustee, in conformance with all Legal Requirements and in accordance with the further provisions of this Subsection (e), regardless of the extent of any such Casualty and whether or not net insurance proceeds, if any, shall be available or, if available, shall be sufficient, for the purpose of the Restoration; provided, however, that if the Mortgagor does not receive any net insurance proceeds within 30 days after any Casualty because the adjustment of the loss has not yet occurred, then the obligation of the Mortgagor to commence such Restoration shall be deferred until such proceeds are made available to the Mortgagor; provided,

                               (42)
          further, that (i) the Mortgagor diligently and continuously adjusts such loss with the Insurer,
          (ii) the Mortgagor delivers to the Mortgagee an Officers' Certificate within such 30-day period requesting the extension of such period, estimating the date on which such proceeds will be available and describing the Mortgagor's efforts to adjust such loss and (iii) the Mortgagor delivers to the Mortgagee additional Officers' Certificates every 30 days thereafter updating the information contained in the certificate described in Clause (ii). All Restoration work shall be performed in accordance with the applicable provisions of
          Section 5.12 and in conformance with all Legal
          Requirements and Insurance Requirements and, prior to commencing any Restoration, the Mortgagor shall obtain all Permits necessary in connection therewith, and shall obtain, and keep in full force and effect until the completion of such Restoration, such additional insurance as the Insurance Trustee may require.
          The plans and specifications for the Restoration shall be accompanied by a certificate of the Mortgagor and an Opinion of Counsel to the effect that upon the completion of the Restoration pursuant to the plans and specifications, the Premises and all buildings and improvements thereon will comply with all Legal Requirements and Insurance Requirements.
          Notwithstanding anything in this Section 5.11 to the contrary, if said Casualty is in an amount less than $5,000,000, the Mortgagor shall not be required to perform and complete such Restoration (unless the performance and completion of the Restoration is necessary in order for the Mortgagor to be in compliance with any term, provision or condition of the Lending Documents (other than this Section 5.11(e)).

               (4) Any insurance proceeds which the Mortgagor receives shall be held by the Mortgagor in trust for the benefit of the Mortgagee and the Trustee and the purpose of paying the cost of the Restoration, except as otherwise provided herein.

               (5) Any net insurance proceeds that the Insurance Trustee holds pursuant to this Subsection (e) shall be deposited in an interest-bearing investment reasonably designated by the Mortgagor (and the interest thereon shall be added to such proceeds) and shall be paid by the Insurance Trustee to reimburse the Mortgagor for, or to make payment for, the Restoration, after the Insurance Trustee deducts therefrom the amount of any reasonable costs and expenses incurred in connection with the performance of its obligations under this
          Section 5.11. The Insurance Trustee shall make such payments not more frequently than once every 30 days

                               (43)
          upon the written request of the Mortgagor, by paying to the Mortgagor or the Persons named in the certificate described in Clause (6) of this Subsection (e) the respective amounts stated in such certificate from time to time as the Restoration progresses, provided the Mortgagor has complied with the requirements of this Subsection (e). The Mortgagor's written request shall be accompanied by (i) the certificate described in Clause (6) of this Subsection (e) and (ii) a title company or official search, or other evidence reasonably acceptable to the Insurance Trustee, showing that there has not been filed with respect to the Premises any vendor's, contractor's, mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record (or bonded against or secured by other security) or any other encumbrance (other than encumbrances which, with the giving of notice or the passage of time, or both, would not constitute an Event of Default).

               (6) The certificate required by Clause (5) of this Subsection (e) shall (A) be an Officers' Certificate, countersigned by the Architect in charge of the Restoration with respect to the matters described in Subclauses (i) and (v) below, (B) be dated not more than 10 days prior to such request and (C) set forth that:

                    (i)  all of the Restoration work theretofore
               performed is in substantial compliance with the plans and specifications theretofore submitted to the Insurance Trustee and in compliance with all Legal Requirements and Insurance Requirements;

                    (ii) the sum then requested either has been
               paid by the Mortgagor or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons who have rendered services or furnished or contracted to deliver materials for the Restoration therein specified, and the names and addresses of such persons, a brief description of such services and materials and the several amounts so paid or due to each of said Persons in respect thereof;

                    (iii)  no part of the amount requested has
               been or is the basis in any previous or then pending request for the withdrawal of net insurance proceeds, and that the sum then requested does not exceed the value of the services and materials described in the certificate;

                    (iv)  except for the amount, if any, stated
               pursuant to Subclause (ii) of this Clause (6) in


                               (44)
               such certificate to be due for services or materials, and except for amounts in dispute and/or customary retainages, there is no outstanding indebtedness known to the Person signing such certificate, after due inquiry, which is then due for labor, wages, materials, supplies or services in connection with such Restoration; and

                    (v)  the remaining cost, as estimated by the
               Persons signing such certificate, of the Restoration in order to complete the same does not exceed the net insurance proceeds remaining in the hands of the Insurance Trustee after payment of the sum requested in such certificate or if such estimated cost does exceed such insurance proceeds such certificate shall state the amount of any such deficiency. If the certificate states that such deficiency will exist, the Mortgagor shall deliver the amount of such deficiency in cash or cash equivalent to the Insurance Trustee simultaneously with the delivery of such certificate, which amount shall be deemed insurance proceeds for purposes of this Section 5.11(e).

               (7)  If net insurance proceeds shall be
          insufficient to pay the entire cost of the Restoration, then, after completion of the Restoration, the Mortgagor shall pay the deficiency. If all or any part of the net insurance proceeds are not used for the Restoration in accordance with this Subsection (e) (because such proceeds exceed the amount required to complete the Restoration), then upon completion of the Restoration in accordance with this Subsection (e), such amount not so used shall be paid to the Mortgagor.

     (f) Provided that no Event of Default has occurred and is continuing, all net business interruption insurance proceeds shall be paid to the Mortgagor, to be segregated from the other funds of Mortgagor and held in trust by the Mortgagor for the following purposes and in the following order of priority: (i) for debt service for the estimated period of Restoration (for purposes of this Section 5.11(f), interest and principal payments due on any payment date under the Note will be deemed to accrue in equal daily installments beginning the day after the immediately preceding payment date and ending on such payment date); and (ii) for the payment of Impositions and for any other expense incurred in connection with the operation or business of the Casino-Hotel.

     (g) The Mortgagor shall not take out separate insurance, concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 5.11, unless the Mortgagee is included therein as a mortgagee, with loss payable to the Mortgagee and the Insurance Trustee pursuant to

                               (45)

Section 5.11(b) hereof. The Mortgagor shall immediately notify the Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to the Mortgagee a duplicate original of the policy of such insurance, a copy thereof certified by the insurer or a certificate thereof.

     (h) Insurance claims by reason of damage or destruction to any portion of the Trust Estate may be adjusted by the Mortgagor, but the Mortgagee shall have the right (but not the obligation) to join the Mortgagor in adjusting, and approving the adjustment of, any such loss except in the event of a loss where the amount of insurance reasonably anticipated to be received with respect to such loss is less than $5,000,000, and the Mortgagor shall assist the Mortgagee in any such adjustment at the request of the Mortgagee. If the Mortgagee at its election as aforesaid joins the Mortgagor in any adjustment process, then the Mortgagee's approval of the adjustment shall not be unreasonably withheld.

     (i)  Subject only to the forbearance provisions of Section
3.1 of the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, the Mortgagee may, at its option,
(A) refrain from paying to the Mortgagor or the Insurance Trustee any net insurance proceeds or (B) instruct the Insurance Trustee to pay to the Mortgagee and the Trustee, as their interests may appear, any insurance proceeds then held by the Insurance Trustee, as the case may be.

     (j) The Mortgagee shall be entitled to participate with the Mortgagor in any adjustment, settlement or other resolution with insurers of any amount in excess of $5,000,000 claimed by the Mortgagor against those insurers.

Section 5.12.  Limitations on Building Demolition, Alterations,
               Improvements and New Construction.

     The Mortgagor will not authorize, permit or make any demolition, alteration or improvement of any building included in the Trust Estate or any new construction on any part of the Trust
Estate, except in conformity with and subject to the limitations hereinafter in this Section 5.12 set forth.

     Unless an Event of Default shall have occurred and be continuing, the Mortgagor shall have the right at all times to make or permit such alterations, improvements or new construction, structural or otherwise (herein sometimes called collectively "alterations"), of or on the Trust Estate, to be made in all cases subject to the following conditions:

     (a) no alteration shall be undertaken or carried out except in conformity with all Legal Requirements and Insurance
Requirements;

                               (46)

     (b) if the estimated cost of any alteration, together with other alterations that constitute a single construction plan or project (whether or not accomplished in several stages or procedures), exceeds $5,000,000, the building or buildings as so improved or altered, upon completion of the work, shall be of a value not less than the value of such building or buildings immediately prior to the making of such alteration;

      (c) any alteration which is structural in nature or involves an estimated cost of more than $5,000,000 shall be conducted under the supervision of an Architect, and no such alteration shall be undertaken until 10 days after there shall have been filed with the Mortgagee detailed plans and specifications and cost estimates thereof, prepared and approved in writing by such Architect stating that such plans and specifications conform to all applicable provisions of this Section 5.12;

     (d) no alteration involving an estimated cost of more than $5,000,000 shall be undertaken until the Mortgagor has furnished to the Mortgagee, at the Mortgagor's sole cost and expense, a surety bond or bonds, covering performance, and labor and material payments with respect to the work to be so performed, naming the Mortgagee as obligee, issued by a responsible surety company, authorized to do business in the State of New Jersey, in a form generally and customarily used by such surety in an amount equal to the estimated cost of construction of the work covered by the plans and specifications therefor, guaranteed and conditioned upon the performance and completion of such construction, substantially in conformity with the said plans and specifications and within a reasonable time, subject to delays by fire, strikes, lock-out, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable casualty or other similar causes beyond the control of the Mortgagor, free and clear of all liens, claims and liabilities for the cost of such alterations. In the event such surety bond or bonds shall be unobtainable, the Mortgagor shall deliver to the Mortgagee security by cash, letter of credit or other guarantee, affording substantially the same protection as would such bond or bonds;

     (e) all work done in connection with any alterations shall be done promptly and in a good and workmanlike manner. The work in connection with any alteration shall be prosecuted with reasonable dispatch, delays due to fire, strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable Casualty or similar causes beyond the control of the Mortgagor excepted;

     (f) if the estimated cost of alterations exceeds $5,000,000, the Mortgagor shall have delivered to the Mortgagee (A) prior to the commencement of such alterations, additions or improvements copies of all Permits required for the commencement of such work,

                               (47)
together with a certificate of the Architect or an Opinion of Counsel to the effect that all Permits required for the commencement of such alterations have been obtained; and (B) within a reasonable period of time after the completion of the alterations, copies of all Permits required in connection with the completion thereof, together with either an opinion of Counsel or a certificate of the Architect that all such Permits have been so obtained by the Mortgagor and that the Mortgagor has complied with all the requirements of this Section 5.12;

     (g) no alterations of any kind shall be made to any building which shall change the use or reduce the size or quality of the building in any material respect; and

     (h) no alterations costing in excess of $5,000,000, together with other alterations that constitute a single construction plan or project (whether or not accomplished in several stages or procedures), shall be made to any building if such alterations are not expected to be completed at least 120 days prior to the Stated Maturity of the Note (except if such alterations are required in order to comply with Legal Requirements).

Section 5.13.  Leases.

     The Mortgagor shall not:

     (a) subject to the provisions of Section 5.13(d) and Article Ten of the Credit Agreement, enter into any Lease, or renew, modify, extend terminate or amend any Lease, except in the ordinary course of business of operating the Casino-Hotel;

     (b) receive or collect, or permit the receipt or collection of, any rental payments under any Lease more than one year in advance of the respective periods in respect of which they are to accrue, except that, in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount, not in excess of three months' rent and/or a security deposit may be required thereunder in an amount not exceeding one year's rent;

     (c) collaterally assign, transfer or hypothecate (other than to the Mortgagee hereunder or to any holders of Mortgage Debt; provided, however, that in the case of any such Mortgage Debt (other than the Indebtedness under the Credit Agreement, the Note and the other Lending Documents), such collateral assignment shall be subordinate to the assignment of rental payments hereunder) any rental payment under any Lease whether then due or to accrue in the future, the interest of the Mortgagor as landlord under any Lease or the rents, issues of profits or the Trust Estate;

     (d) after the date hereof, enter into any Lease or renew any Lease, unless such Lease contains terms to the effect as follows:

                               (48)

               (1)  the Lease and the rights of the tenants
          thereunder shall be subject and subordinate to the rights of the Mortgagee under this Mortgage;

               (2) the Lease may be assigned by the landlord thereunder to the Mortgagee,

               (3) the rights and remedies of the tenant in respect of any obligations of the landlord thereunder shall be nonrecourse as to any assets of the landlord other than its equity in the building in which the lease Premises are located or the proceeds thereof, and

               (4) the tenant's obligation to pay rent and any additional rent shall not be subject to any deduction, counterclaim or setoff whatsoever; or

     (e) modify any Lease with respect to the matters described in Clauses (1) through (4) of paragraph (d).

     If the Mortgagor enters into a Lease (other than with any Affiliate of the Mortgagor) for a term of more than three years, the Mortgagee shall deliver a non-disturbance and attornment agreement substantially in the form of Exhibit A hereto, following receipt of a certificate of a leasing broker who is not an Affiliate of the Mortgagor or the broker involved in such transaction experienced with respect to leases of commercial space in the Atlantic City area stating that the rent under the Lease is not less than fair market rent and that the other terms of the Lease are fair and reasonable in the commercial leasing market. The Mortgagor shall, upon demand, reimburse the Mortgagee for any costs and expenses (including reasonable attorneys' fees) incurred by the Mortgagee in connection with the preparation, review and delivery of such non-disturbance and attornment agreements.

     Promptly after the execution and delivery hereof, the Mortgagor will cause the lessee under each Lease now in effect and promptly after each Lease is executed or becomes effective after the date of the execution and delivery hereof, the Mortgagor will cause the lessee under each such Lease, to be duly notified in writing (unless the substance and effect of such notice shall be contained in such Lease) of the subjection of the owner's interest, as lessor, in and to such Lease to the lien of this Mortgage and of the name and address of the Mortgagee. Each such notice shall state that the lease of such lessee is a Lease as herein defined. If a new Mortgagee is at any time appointed hereunder or the address of the Mortgagee shall at any time be changed, the Mortgagor will cause each lessee under each Lease to be promptly notified in writing of the name and address of such new Mortgagee or the new address of the Mortgagee. The Mortgagor will use reasonable efforts (but shall not be obligated to incur any expenditure other than de minimis amounts) to obtain from each lessee under each Lease to whom any notice is sent pursuant to

                               (49)
this paragraph an acknowledgment of receipt of such notice, and the Mortgagor will promptly deliver to the Mortgagee, upon request, a copy of each such acknowledgment of receipt which it is able to obtain. The Mortgagee shall not be responsible for securing or causing the Mortgagor to secure any such acknowledgment.

          The provisions of this Section 5.13 shall not apply to a lease of substantially all of the Trust Estate if such lease is in accordance with Section 10.04 of the Credit Agreement as in effect on the date hereof.

Section 5.14.  Compliance Certificates.

     The Mortgagor will deliver to the Mortgagee, within 120 days after the end of each fiscal year of the Mortgagor, an Officers'
Certificate stating that:

     (a) a review of the activities of the Mortgagor during such year and/or performance under this Mortgage has been made under his supervision, and

     (b) to the best of each signer's knowledge, based on such review, the Mortgagor has fulfilled all its obligations under this Mortgage throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

     Promptly after the Mortgagor may reasonably be deemed to have knowledge of a default hereunder, the Mortgagor will deliver to the Mortgagee a written notice specifying the nature and period of existence thereof and the action the Mortgagor is taking and promises to take with respect thereto.

Section 5.15.  {RESERVED}

Section 5.16.  {RESERVED}

Section 5.17.  Advances by Mortgagee.

     If the Mortgagor shall fail to perform any of its covenants in this Mortgage and such failure shall continue for 10 days following notice thereof given by the Mortgagee (or at any time, without notice, in case of emergency), the Mortgagee may (but is not obligated to), at any time and from time to time, take any action or make advances, to effect performance of any such covenant on behalf of the Mortgagor; and all moneys so used or advanced by the Mortgagee and all reasonable costs and expenses incurred by Mortgagee in connection therewith, together with interest on all of the same at the rate of interest set forth in the Note, shall be repaid by the Mortgagor upon demand and such advances shall be secured under this Mortgage prior to the Note.

                               (50)

Section 5.18.  RESERVED

Section 5.19.  RESERVED

Section 5.20.  Eminent Domain.

     (a) The Mortgagor shall give written notice to the Mortgagee immediately upon obtaining knowledge of any Taking affecting the Trust Estate. If the Taking is estimated to result in an award of more than $5,000,000 or the Taking would interfere with or adversely affect the operation of the Casino-Hotel in accordance with Legal Requirements, then within 30 days after any such Taking, the Mortgagor shall deliver to the Mortgagee a certificate of an Architect stating whether, in such Architect's opinion, applicable Legal Requirements permit the Restoration of any buildings and improvements for the same uses and the same size and quality in all material respects as existed immediately prior to the Taking (and if said certificate states that Legal Requirements do not permit such Restoration, said certificate shall describe the manner closest approximating such criteria to which the buildings and improvements could be so restored and shall be accompanied by a Certificate of Appraised Value dated not more than 10 days prior to delivery setting forth the Appraised Value immediately prior to the Taking and the estimated Appraised Value immediately after the permitted Restoration). If the Mortgagor is required to deliver such Certificates of Appraised Value and if based on such Certificates at Appraised Value immediately after Restoration, the aggregate outstanding principal amount of Mortgage Debt immediately after such Restoration shall exceed the greater of (i) 66-2/3% of the Appraised Value immediately after such Restoration or (ii) the quotient of the outstanding principal amount of the Mortgage Debt immediately prior to such Taking divided by the Appraised Value immediately prior to the Taking multiplied by the Appraised Value immediately after such Restoration, then the Taking shall be deemed a Taking of "the whole or substantially all of the Premises."

     (b) If at any time there shall occur a Taking of less than the whole or substantially all of the Premises and the award or awards resulting therefrom (after there shall have been first deducted the fees and expenses incurred in connection with the termination, settlement and collection of such award or awards, including, but not limited to, reasonable counsel fees and expenses, hereinafter referred to as "Settlement Costs") (i) shall not exceed the sum of $10,000,000, the entire amount of such award shall be paid to the Mortgagor; and (ii) if such award is $10,000,000 or more, the entire amount of such award shall be paid to the Insurance Trustee. In either event, such awards shall be applied to the cost of demolition, repair, Restoration and replacement of the Trust Estate to as nearly as practicable to its uses, value and condition immediately prior to the Taking. The Mortgagor shall promptly commence and with due diligence perform the Restoration in accordance with Clauses (3), (4) and (7) of

                               (51)

Section 5.11(e) (after substituting the words "Taking" for "Casualty" and "award" for "net insurance proceeds"), at no cost to the Mortgagee. All claims or suits arising out of any Taking may be settled by the Mortgagor, except that the Mortgagee shall have the right (but not the obligation) to participate in such claim or suit, and to approve settlement thereat, except a claim or suit where the amount reasonably anticipated to be received by the Mortgagor is less than $5,000,000. If the Mortgagee at its election as aforesaid joins such claim or suit, the Mortgagee's approval of such settlement shall not be unreasonably withheld. The insurance Trustee shall promptly pay such sums as are received by it from such Taking from time to time in accordance with the procedures set forth in Clauses (5) and (6) of Section 5.11(.e) (after substituting the words "Taking" for "Casualty" and "award" for "net insurance proceeds").

     (c) If at any time there shall occur a Taking of the whole or substantially all of the Premises, then the award shall not be applied to Restoration but shall instead be paid and delivered to the Mortgagee to the extent of the then outstanding principal amount of the Note and any other interest or other sums due hereunder or under the Credit Agreement, the Note or any of the other Lending Documents, to be applied to the satisfaction of this Mortgage to the extent proceeds are available for such purpose and, provided that no additional sums are due the Mortgagee under the Credit Agreement, the balance of any award shall be paid to the Trustee for distribution pursuant to the Indenture.

     (d) Notwithstanding anything contained herein to the contrary, if an Event of Default shall have occurred and is continuing, the Mortgagee may, at its option, (A) refrain from paying to the Mortgagor or the Insurance Trustee any award or (B) instruct the Insurance Trustee to pay to the Mortgagee and the Trustee, as their interests may appear, any award then held by the Insurance Trustee, as the case may be.

     This instrument may be executed in any number of counterparts, each of which as executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.

     THE MORTGAGOR DECLARES THAT THE MORTGAGOR HAS RECEIVED A TRUE COPY OF THIS MORTGAGE.




               {THIS SPACE LEFT INTENTIONALLY BLANK}


                               (52)

     IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and attested, all as of the day and year first above written.


WITNESSED:                         TRUMP'S CASTLE ASSOCIATES

                                   By:_________________________
                                   Donald J. Trump,
______________________________     Its Managing Partner



                               (53)

STATE OF NEW YORK   )
                    )    ss.:
COUNTY OF NEW YORK  )

     BE IT REMEMBERED that on this 29th day of May, 1992, before me, the subscriber, a Notary Public of the state of New York, personally appeared, Donald J. Trump, the Managing Partner of TRUMP'S CASTLE ASSOCIATES, a New Jersey general partnership, who, I am satisfied, is the person who has signed the within instrument as the Managing Partner of said general partnership, and he acknowledged that he signed, sealed and delivered the same as such Managing Partner, that the within instrument is the voluntary act and deed of said general partnership made by virtue of its Board of Partnership Representatives, and that he received a true copy of the within instrument on behalf of said general partnership.



                              ______________________________
                              Notary Public of the State of
                              New York {Seal}

                               (54)